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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Alliance Data Systems Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE DATA SYSTEMS CORPORATION
17655 Waterview Parkway
Dallas, Texas 75252
(972) 348-5100

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2003

To the Stockholders of Alliance Data Systems Corporation:

        We will hold the 2003 Annual Meeting of our stockholders at our corporate headquarters, 17655 Waterview Parkway, Dallas, Texas 75252 on Tuesday, June 10, 2003 at 9:00 a.m. (CDT), for the following purposes:

  (1)
  the election of two class III directors;

  (2)
  the approval and adoption of the proposed 2003 Long Term Incentive Plan; and

  (3)
  the transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

        Stockholders of record as of April 14, 2003 are the only stockholders entitled to vote at the meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting, but whether or not you expect to attend in person, we urge you to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope, or you may also grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the proxy card. If you have previously submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.

        Enclosed for your information is our Annual Report on Form 10-K for the year ended December 31, 2002.

                      By Order of the Board of Directors

                      Alan M. Utay
                      Corporate Secretary

April 21, 2003
Dallas, Texas

ALLIANCE DATA SYSTEMS CORPORATION
17655 Waterview Parkway
Dallas, Texas 75252

PROXY STATEMENT

2003 Annual Meeting of Stockholders
To be Held on June 10, 2003

        The board of directors of Alliance Data Systems Corporation is soliciting your proxy to vote at the 2003 annual meeting of our stockholders to be held on June 10, 2003, at 9:00 a.m. (CDT) and any adjournments or postponements of that meeting. The meeting will be held at our corporate headquarters, 17655 Waterview Parkway, Dallas, Texas 75252.

        This proxy statement and the accompanying proxy card, notice of meeting, and annual report to our stockholders were first mailed on or about April 28, 2003 to all stockholders of record as of April 14, 2003. The only voting securities of Alliance are shares of its common stock of which there were 75,144,934 shares issued and outstanding as of April 14, 2003. We will have a list of stockholders available for inspection for at least ten days prior to the annual meeting at our principal executive offices at 17655 Waterview Parkway, Dallas, Texas 75252 and at the annual meeting.

        We are including our annual report to our stockholders, which contains our annual report on Form 10-K for the year ended December 31, 2002, with this proxy statement.

Questions and Answers About the Proxy Process

What is the purpose of holding this meeting?

        We are holding the 2003 annual meeting of stockholders to elect two class III directors and to approve our 2003 Long Term Incentive Plan. The present class III directors have been nominated by our independent directors and recommended by our board of directors for re-election by our stockholders. The board of directors also recommends approval by our stockholders of our 2003 Long Term Incentive Plan. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

How does the proxy process and stockholder voting operate?

        The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for re-election, describe the principal terms of the proposed 2003 Long Term Incentive Plan and include information required to be disclosed to stockholders. The accompanying proxy card provides stockholders with a simple means to vote without having to attend the stockholder meeting in person.

By executing the proxy card, you authorize Edward J. Heffernan and Michael D. Kubic to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a "quorum" of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

Why did I receive these materials?

        All of our stockholders as of the close of business on April 14, 2003, the record date, are entitled to vote at our 2003 annual meeting. We are required by law to distribute these proxy materials to all our stockholders as of the record date.

What does it mean if I receive more than one set of materials?

        This means your ownership of shares is registered under different names. For example, you may own some shares directly as a "registered holder" and other shares through a broker, or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to attend in person or indicate your vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

How do I vote?

        You may attend the annual meeting and vote your shares in person. You may also vote by mail or you may grant your proxy to vote by telephone or through the Internet by following the instructions included on the proxy card. To use one of these alternative voting procedures, follow the instructions on each proxy card that you receive. To vote by mail, sign and date each proxy card you receive, indicating your voting preference on the proposal, and return each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares, except for those shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, will be voted in favor of the director nominees but will not be treated as a vote cast for the 2003 Long Term Incentive Plan and, therefore, will not affect the determination of whether the 2003 Long Term Incentive Plan is approved. If you hold shares in street name, you must vote by giving instructions to your broker or nominee. Your broker or nominee may not have voting discretion as to some of the matters to be acted upon, such as the 2003 Long Term Incentive Plan. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Therefore, please give voting instructions to your broker for both proposals. All outstanding shares of common stock represented by your signed and dated proxy card or for which you have provided instructions by an alternative voting procedure that are received in time for the annual meeting will be voted. The instructions must be received at the proxy tabulator, EquiServe, by June 5, 2003.

Does my vote matter?

        Yes. Corporations are required to obtain stockholder approval for the election of directors, for the adoption of equity compensation plans such as the 2003 Long Term Incentive Plan, and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is obtained so corporate business can be transacted.

What constitutes a quorum?

        Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence, in person or by proxy, of stockholders holding a majority of our outstanding shares of common stock on the record date will constitute a quorum for the transaction of business at the 2003 annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters and "broker non-votes" (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the annual meeting. If you own shares in the ADS Stock Fund as part of our 401(k) plan, your shares will not be represented at the meeting for quorum purposes and the trustee cannot vote those shares if you do not provide a proxy with explicit directions. The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

What percentage of votes is required to elect directors and approve the 2003 Long Term Incentive Plan?

        If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the two nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked "For" proposal one will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes "Withheld" from a nominee also have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. If a quorum is obtained and a majority of votes are cast, in person or by proxy, in favor of proposal two, the 2003 Long Term Incentive Plan will be approved and adopted. Votes marked "For" proposal two will be counted in favor of adoption of the 2003 Long Term Incentive Plan. Abstentions from voting on proposal two will not be counted as votes cast and therefore will have no effect on the outcome of the proposal, although abstentions will count towards the presence of a quorum.

What is the effect of having one stockholder holding more than 50% of the outstanding common stock?

        As of April 14, 2003, Welsh, Carson, Anderson & Stowe owned 58.1% of our outstanding common stock. If it attends the 2003 annual meeting through proxy or actual attendance, we will have enough shares to constitute a quorum. We currently expect Welsh Carson to attend and vote for those directors nominated and in favor of the 2003 Long Term Incentive Plan.

What is the effect of not voting?

        It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. If you own shares in the ADS Stock Fund through our 401(k) plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements. As described in the answer to the following question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

If I do not vote, will my broker vote for me?

        If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some "routine matters." However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved.

        Proposal one set forth in this proxy statement is a routine matter on which brokers will be permitted to vote unvoted shares. Proposal two set forth in this proxy statement is not a routine matter on which brokers will be permitted to vote unvoted shares. As a result, broker non-votes will be counted only for purposes of determining a quorum with respect to proposal two and will not be treated as a vote cast and, therefore, will not affect the determination of whether the 2003 Long Term Incentive Plan is approved.

Is my vote confidential?

        It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an inspector of election, except (1) as necessary to meet applicable legal and stock exchange listing requirements, (2) to assert claims for or defend claims against us, (3) to allow the inspector of election to certify the results of the stockholder vote, (4) in the event a proxy solicitation in opposition to us or the election of the board of directors takes place, (5) if a stockholder has requested that their vote be disclosed, or (6) to respond to stockholders who have written comments on proxy cards.

If I own my shares through a broker, how is my vote recorded?

        Brokers typically own shares of common stock for many stockholders. In this situation the registered holder on our stock register is the broker or its nominee. This often is referred to as holding shares in "street name." The "beneficial owners" do not appear in our stockholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial owners and we provide the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed proxy card to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card reflecting the aggregate votes of the beneficial owners for whom it holds shares.

Can I revoke my proxy and change my vote?

        You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary, (2) by submitting another valid proxy bearing a later date, or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?

        We do not know of any business to be transacted at the 2003 annual meeting other than the election of directors and the approval of the 2003 Long Term Incentive Plan as described in this proxy statement. The period specified in our bylaws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?

        Votes will be counted and certified by the inspector of election. If you are a registered holder, your executed proxy card is returned directly to EquiServe for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy card to EquiServe on behalf of its clients.

Will you use a soliciting firm to receive votes?

        We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. We will not be using a solicitation firm because Welsh Carson owns over 50% of our outstanding shares. Its votes alone will constitute a quorum and elect the nominated directors and approve the 2003 Long Term Incentive Plan. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.

What is the deadline for submitting proposals to be considered for inclusion in the 2004 proxy statement?

        Stockholder proposals requested to be included in our 2004 proxy statement must be in writing and received by us between November 27, 2003 and December 27, 2003, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding stockholder proposals and our bylaws. A copy of our bylaws is available from our corporate secretary upon written request. Proposals should be directed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas, 75252.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        Our board of directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Each year the term of office of one class expires. This year, the term of class III directors, consisting of two directors, expires. Our independent directors have nominated both of the current class III directors, Robert A. Minicucci and J. Michael Parks, for re-election as directors to hold office for a term of three years until the annual meeting of stockholders in 2006 and until their respective successors are duly elected and qualified.

        Mr. Heffernan and Mr. Kubic, as proxies, will have full discretion to cast votes for other persons in the event either nominee is unable to serve. Our board of directors has no reason to believe that either nominee will be unable to serve if elected. If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the two nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked "For" proposal one will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes "Withheld" from a nominee also have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors.

        The following sets forth information regarding each nominee, the remaining directors who will continue in office after the annual meeting, and our executive officers, business unit presidents and other key employees.

Class III Nominees for Election to the Board of Directors
(Terms expiring in 2003; if re-elected, terms will expire in 2006)

        ROBERT A. MINICUCCI has served as a director since our merger in August 1996. Mr. Minicucci is a partner with Welsh Carson, joining the firm in August 1993. Before joining Welsh Carson, he served as senior vice president and chief financial officer of First Data Corporation from December 1991 to August 1993. Prior to joining First Data Corporation, Mr. Minicucci was treasurer and senior vice president of American Express Company. Mr. Minicucci is currently a director of Amdocs Limited. Mr. Minicucci holds a Bachelor's degree from Amherst College and an MBA from Harvard Business School.

        Committees: Compensation (Chairman) and Executive

        J. MICHAEL PARKS, chairman of the board of directors, chief executive officer and president, joined us in March 1997. Before joining us, Mr. Parks was president of First Data Resources, the credit card processing and billing division of First Data Corporation, from December 1993 to July 1994. Mr. Parks joined First Data Corporation in July 1976 where he gained increased responsibility for sales, service, operations and profit and loss management during his 18 years of service. Mr. Parks holds a Bachelor's degree from the University of Kansas.

        Committees: Executive

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES.

Continuing Directors
Class I Directors
(Terms expiring in 2004)

        ANTHONY J. DE NICOLA has served as a director since our merger in August 1996. Mr. de Nicola is a partner with Welsh Carson, joining the firm in April 1994. Prior to that, he spent four years with William Blair & Company, financing middle market buy-outs from July 1990 to February 1994.

Mr. de Nicola is currently a director of Centennial Cellular Corp. He holds a Bachelor's degree from DePauw University and an MBA from Harvard Business School.

        Committees: Audit

        KENNETH R. JENSEN became a director in February 2001. Mr. Jensen has been executive vice president, chief financial officer, treasurer, assistant secretary and a director of Fiserv, Inc., a public company engaged in data processing outsourcing, since July 1984. He was named senior executive vice president of Fiserv in 1986. Mr. Jensen holds a Bachelor's degree from Princeton University in Economics, an MBA from the University of Chicago in Accounting, Economics and Finance and a Ph.D. from the University of Chicago in Accounting, Economics and Finance.

        Committees: Audit (Chairman)

        BRUCE A. SOLL has served as a director since February 1996. Mr. Soll is senior vice president and counsel of Limited Brands, Inc., where he has been employed since September 1991. Before joining Limited Brands, he served as the Counselor to the Secretary of Commerce in the Bush Administration from February 1989 to September 1991 where he was a senior policy official, focusing on international trade, telecommunications and technology. Mr. Soll holds a Bachelor's degree from Claremont McKenna College and a J.D. from the University of Southern California Law School.

        Committees: Executive

Class II Directors
(Terms expiring in 2005)

        BRUCE K. ANDERSON has served as a director since our merger in August 1996. Since March 1979, he has been a partner and co-founder of the investment firm, Welsh Carson. Prior to that, he spent nine years with ADP where, as executive vice president and a member of the board of directors, he was active in corporate development and general management. Before joining ADP, Mr. Anderson spent four years in computer marketing with IBM and two years in consulting. Mr. Anderson is currently a director of Amdocs Limited. He holds a Bachelor's degree from the University of Minnesota.

        ROGER H. BALLOU has served as a director since February 2001. Mr. Ballou is the chief executive officer and a director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, since October 2001. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc. Mr. Ballou is currently a director of American Medical Security Group, Inc. Mr. Ballou holds a Bachelor's degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth.

        Committees: Audit and Executive

        DANIEL P. FINKELMAN has served as a director since January 1998. Mr. Finkelman is senior vice president of Limited Brands and is responsible for all brand and business planning for that specialty retailer. He has been employed with Limited Brands since August 1996. Before joining Limited Brands, he was self-employed as a consultant from February 1996 to August 1996 and he served as executive vice president of marketing for Cardinal Health, Inc. from May 1994 to February 1996. Prior to that, he was a partner with McKinsey & Company where he was co-leader of the firm's marketing practice, focusing on loyalty and customer relationship management. Mr. Finkelman holds a Bachelor's degree from Grinnell College and graduated as a Baker Scholar at Harvard Business School.

        Committees: Compensation

BOARD OF DIRECTORS AND COMMITTEES

        We are managed under the direction of our board of directors. Under a stockholders agreement, the size of our board is set at nine, though our bylaws permit between six and twelve directors. We currently have eight directors, including seven non-employee directors. Our board of directors is divided into three classes of directors, and each class serves a three year term. Our board of directors presently has three committees, consisting of the audit committee, the compensation committee and the executive committee. The charters for each of the audit committee, compensation committee and executive committee, as well as our corporate governance guidelines, are posted on our web site at www.alliancedatasystems.com.

        During 2002, the board of directors met eight times (excluding committee meetings) and took action twice by unanimous written consent. Each of our directors attended at least eighty-five percent of the aggregate number of meetings of the board of directors and the committees on which they served.

Audit Committee

        The audit committee consists of Kenneth R. Jensen, Roger H. Ballou and Anthony J. de Nicola. The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the external auditor's qualifications and independence, and (4) the performance of our internal audit department and the external auditor. The audit committee's charter more fully describes the audit committee's responsibilities, and a copy is attached as Exhibit A to this proxy statement. The audit committee appoints, compensates, and oversees the work of the external auditor. The members of the audit committee, who serve at the pleasure of the board of directors, include at least three independent members of our board of directors as such independence is defined by applicable requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules and regulations of the SEC. Each member of the audit committee is financially astute and at least one member is an audit committee financial expert as defined by the SEC. Our audit committee members do not simultaneously serve on the audit committees of more than two other public companies. The audit committee adopted and will periodically review the written charter that specifies the scope of the audit committee's responsibilities. The audit committee held 12 meetings during 2002 and took action once by unanimous written consent.

Compensation Committee

        The compensation committee consists of Robert A. Minicucci and Daniel P. Finkelman, and we intend to include a third non-employee director. The compensation committee reviews management compensation levels and provides recommendations to our board of directors regarding salaries and other compensation for our executive officers, including bonuses and incentive plans, and administers specific matters with respect to our equity compensation plans. The compensation committee consists of non-employee directors. None of the members is an executive officer of another company on which one of our executive officers holds a director position. The compensation committee held four meetings during 2002.

Executive Committee

        The executive committee, consisting of Roger H. Ballou, Robert A. Minicucci, Bruce A. Soll and J. Michael Parks, has the authority to approve acquisitions, divestitures, capital expenditures and leases that were not included in the budget approved by the board of directors, with a total cost of up to $10 million, provided that prior notice of all acquisitions is given to the full board of directors. The executive committee held no meetings during 2002, but took action once by unanimous consent.

Executive Session

        We regularly conclude our board of directors' meetings with executive sessions. After all non-directors leave the board of directors meeting, Mr. Parks leads the board of directors in a director-only executive session. After Mr. Parks leaves the meeting, Mr. Minicucci then leads the non-management members of the board of directors—namely, Messrs. de Nicola, Jensen, Soll, Anderson, Ballou and Finkelman—in an executive session.

REPORT OF THE AUDIT COMMITTEE

        The audit committee of the board of directors assists the board of directors in fulfilling its oversight responsibilities by reviewing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the external auditor's qualifications and independence, and (4) the performance of our internal audit department and the external auditor. We appoint, compensate, and oversee the work of the external auditor. We review with the external auditor the plans and results of the audit engagement, approve professional services provided by the external auditor, consider the range of audit and non-audit fees, and review the adequacy of the financial reporting process and internal accounting controls. We also review the adequacy of the financial reporting processes and internal accounting controls with the internal auditors. In performing our duties, we met with the external auditor without the presence of any of the other members of the board of directors or management and met with the full board of directors without the presence of the external auditor, to help ensure the independence of the external auditor.

        The board of directors has adopted a written charter for the audit committee, which is attached as Exhibit A to the proxy statement of which this report is a part. The audit committee consists of the three independent directors listed below, and the board of directors has determined that these members are independent as defined by applicable requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC.

        In discharging the audit committee's oversight responsibility as to the audit process, we obtained from the external auditor, Deloitte & Touche LLP, a formal written statement describing all relationships between us and the external auditor that might bear on the auditor's independence. Consistent with the Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees," as amended, we discussed with the external auditor any relationships that may impact its independence, and we have satisfied ourselves that the non-audit services provided by the external auditor are compatible with maintaining the external auditor's independence. We have considered the level of non-audit services provided by the external auditor in consideration of auditor independence. We also discussed with management, the internal auditors and the external auditor the quality and adequacy of our company's internal controls and disclosure controls and internal audit organization, responsibilities, budget, staffing and identification of audit risks. We reviewed with the external auditor the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees," as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We reviewed and discussed with management and the external auditor the audited financial statements for the year ended December 31, 2002. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal controls and disclosure controls. The external auditor has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on this review and discussions with management and the external auditor, we recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC.

        This report has been furnished by the members of the audit committee.

Kenneth R. Jensen, Chairman
Roger H. Ballou
Anthony J. de Nicola

Independent Auditors

        Deloitte & Touche LLP audited our financial statements for the year ended December 31, 2002 and reviewed our interim quarterly financial statements. The billed fees for their services were as follows:

Audit Fees	$571,852
Financial Information Systems Design and Implementation Fees	0
Other Fees (1)	1,180,883

(1)
Other fees consist of $250,450 of audit related services principally related to our credit card receivables master trust securitization and review and support for securities issuances and $930,433 of other non-audit related fees consisting of tax consultation and advice, tax return preparation, SAS 70 reporting and acquisition assistance. The audit committee has considered whether the provision of these services is compatible with maintaining the external auditor's independence. The members of our audit committee believe that the payment of "Other Fees" set forth above would not prohibit Deloitte & Touche LLP from maintaining its independence.

        Our audit committee has resolved to pre-approve all audit and non-audit services to be performed for us by our independent auditors, Deloitte & Touche LLP. Non-audit services that have received pre-approval include tax preparation, tax consultation and advice, assistance with our securitization program, review and support for securities issuances, SAS 70 reporting and acquisition assistance.

        A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions.

Directors, Executive Officers and Other Key Employees

        The following table sets forth the name, age and positions of each of our directors, executive officers, business unit presidents and other key employees as of April 14, 2003:

Name	Age	Positions
J. Michael Parks	52	Chairman of the Board of Directors, Chief Executive Officer and President
Bruce K. Anderson	63	Director
Roger H. Ballou	52	Director
Daniel P. Finkelman	47	Director
Robert A. Minicucci	50	Director
Anthony J. de Nicola	38	Director
Kenneth R. Jensen	59	Director
Bruce A. Soll	45	Director
Ivan M. Szeftel	49	Executive Vice President and President, Retail Credit Services
John W. Scullion	45	President and Chief Executive Officer of The Loyalty Group
Michael A. Beltz	47	Executive Vice President and President, Transaction Services Group

Edward J. Heffernan	40	Executive Vice President and Chief Financial Officer
Dwayne H. Tucker	46	Executive Vice President and Chief Administrative Officer
Alan M. Utay	38	Executive Vice President, General Counsel and Secretary
Robert P. Armiak	41	Senior Vice President and Treasurer
James E. Brown	54	Information Technology Officer
Michael D. Kubic	47	Senior Vice President, Corporate Controller and Chief Accounting Officer
Richard E. Schumacher, Jr.	36	Vice President, Tax

Executive Officers and Other Key Employees

        IVAN M. SZEFTEL, executive vice president and president of our Retail Credit Services business unit, joined us in May 1998. Before joining us, he served as a director and chief operating officer of Forman Mills, Inc. from November 1996 to February 1998. Prior to that, he served as executive vice president and chief financial officer of Charming Shoppes, Inc. from November 1981 to January 1996. Mr. Szeftel holds Bachelor's and post graduate degrees from the University of Cape Town and is a Certified Public Accountant in the State of Pennsylvania.

        JOHN W. SCULLION, president and chief executive officer of Loyalty Management Group Canada Inc., joined The Loyalty Group in October 1993. Prior to becoming president, he served as chief financial officer for The Loyalty Group. Prior to that, he served as chief financial officer of The Rider Group from September 1988 to October 1993. Mr. Scullion holds a Bachelor's degree from the University of Toronto.

        MICHAEL A. BELTZ, executive vice president and president of our Transaction Services Group, joined us in May 1997. From May 1997 to January 2001, he served as executive vice president and then president of business development and planning. Before joining us, he served as executive vice president of sales and acquisitions for First Data Corporation from July 1983 to April 1997. Mr. Beltz holds a Bachelor's degree from the University of Nebraska.

        EDWARD J. HEFFERNAN, executive vice president and chief financial officer, joined us in May 1998. Before joining us, he served as vice president, mergers and acquisitions for First Data Corporation from October 1994 to May 1998. Prior to that he served as vice president, mergers and acquisitions for Citicorp from July 1990 to October 1994, and prior to that he served in corporate finance at Credit Suisse First Boston from June 1986 until July 1990. He holds a Bachelor's degree from Wesleyan University and an MBA from Columbia Business School.

        DWAYNE H. TUCKER, executive vice president and chief administrative officer, joined us in June 1999. He is responsible for human resources, facilities, information technology, corporate communications and corporate marketing. Before joining us, he served as vice president of human resources for Northwest Airlines from February 1998 to February 1999 and as senior vice president of human resources for First Data Corporation from March 1990 to February 1998. Mr. Tucker holds a Bachelor's degree from Tennessee State University.

        ALAN M. UTAY, executive vice president, general counsel and secretary, joined us in September 2001. He is responsible for legal, internal audit and compliance. Before joining us, he served as a partner at Akin, Gump, Strauss, Hauer & Feld, L.L.P., where he practiced law since October 1990. Mr.

Utay holds a Bachelor's degree from the University of Texas and a J.D. from the University of Texas, School of Law.

        ROBERT P. ARMIAK, senior vice president and treasurer, joined us in February 1996. He is responsible for cash management, hedging strategy, risk management and capital structure. Before joining us, he held several positions, including most recently treasurer at FTD Inc. from August 1990 to February 1996. He holds a Bachelor's degree from Michigan State University and an MBA from Wayne State University.

        JAMES E. BROWN, information technology officer, joined us in October 2002. He is responsible for the information technology solutions group. Before joining us, Mr. Brown was with BMSI Holdings/Billing Management Services, Inc., a company he founded that provides telecommunications billing and customer care. From May 1983 through September 1997, he held various positions at First Data Corporation, including senior vice president and chief information officer.

        MICHAEL D. KUBIC, senior vice president, corporate controller and chief accounting officer, joined us in October 1999. Before joining us, he served as vice president of finance for Kevco, Inc. from March 1999 to October 1999. Prior to that he served as vice president and corporate controller for BancTec, Inc. from September 1993 to February 1998. Mr. Kubic holds a Bachelor's degree from the University of Massachusetts and is a Certified Public Accountant in the State of Texas.

        RICHARD E. SCHUMACHER, JR., vice president of tax, joined us in October 1999. He is responsible for corporate tax affairs. Before joining us, he served as tax senior manager for Deloitte & Touche LLP from 1989 to October 1999 where he was responsible for client tax services and practice management and was in the national tax practice serving the banking and financial services industry. Mr. Schumacher holds a Bachelor's degree from Ohio State University and a Master's from Capital University Law and Graduate School and is a Certified Public Accountant in the State of Ohio.

DIRECTORS' COMPENSATION

        All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Our non-employee directors currently participate in our amended and restated stock option and restricted stock plan and will be invited to participate in the 2003 Long Term Incentive Plan, if approved by stockholder vote. Individuals who were non-employee directors on the closing date of the initial public offering in June 2001 had a choice of receiving either (1) a nonqualified stock option to purchase 42,000 shares of our common stock at an exercise price equal to the initial public offering price or (2) a nonqualified stock option to purchase 28,500 shares of our common stock, at an exercise price equal to the fair market value at the date of grant, plus cash compensation of $15,000 annually, $1,000 for each board of directors meeting attended and $500 for each committee meeting attended.

        Beginning after the 2003 annual meeting, director compensation will be modified to include an annual cash retainer of $30,000, a cash per board of directors meeting fee of $1,500, a cash per committee meeting fee of $1,000, a cash per meeting fee for committee chairs of $1,500, and an annual equity grant of 70% options and 30% restricted stock valued at $80,000 using the Black-Scholes valuation method. We target a 35% cash and 65% equity mix for director compensation, with total director compensation between the 50th and 75th percentile of comparable public companies. We feel this change in director compensation is appropriate because (1) we are a public company, (2) there is an increased focus on corporate governance and could be a corresponding drain to the available talent pool, (3) there is a greater focus on cash versus equity compensation generally, (4) we want to align our director compensation plan with our executive compensation plans, and (5) we are seeking qualified candidates to fill board of directors seats.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the annual and long-term compensation for the years ended December 31, 2000, 2001, and 2002 for our chief executive officer and our four other most highly compensated executive officers.

Long-Term Compensation
Annual Compensation
Securities Underlying Options, SARs(#)
Name and Principal Position						Restricted Stock Awards($)(2)			All Other Compensation ($)
	Year	Salary($)		Bonus($)(1)
J. Michael Parks Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	$ $ $	550,000 498,750 475,000	$ $ $	812,909 464,063 372,000	$ $ $	— — 1,800,000	— 109,388 230,000	$ $ $	373,926 38,233 35,333	(3)
Ivan M. Szeftel Executive Vice President and President, Retail Credit Services	2002 2001 2000	$ $ $	348,400 348,400 335,000	$ $ $	296,470 230,450 179,800	$ $ $	— — 525,000	— 38,048 80,000	$ $ $	25,818 22,927 21,286
Michael A. Beltz Executive Vice President and President, Transaction Services Group	2002 2001 2000	$ $ $	330,000 280,000 260,000	$ $ $	237,908 219,780 198,200	$ $ $	— — 525,000	— 38,048 80,000	$ $ $	25,184 21,412 18,253
John W. Scullion(4) President and Chief Executive Officer of The Loyalty Group	2002 2001 2000	$ $ $	271,400 271,400 255,104	$ $ $	307,903 188,267 134,006	$ $ $	— — 525,000	— 74,715 80,000	$ $ $	8,593 9,543 8,865
Edward J. Heffernan Executive Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	281,250 234,000 225,000	$ $ $	260,085 154,219 70,275	$ $ $	— — 525,000	70,000 38,313 80,557	$ $ $	14,576 9,729 8,465

(1)
Bonuses represent amounts earned by each executive officer during the referenced year, although paid in the following year. Bonuses are determined based upon the achievement of various financial, operational, and individual objectives.

(2)
Amounts in this column represent the value of the following performance-based restricted stock awards issued in September and October 2000 at $15.00 per share: 120,000 shares to Mr. Parks, and 35,000 shares to each of Messrs. Szeftel, Beltz, Scullion, and Heffernan. Using the closing price of our stock as of December 31, 2002, $17.72, the value of those awards still restricted is $1,275,840 for Mr. Parks and $372,120 for each of Messrs. Szeftel, Beltz, Scullion and Heffernan. These awards will not vest unless specific performance measures tied to either EBITDA or return on stockholders' equity are met. If these performance measures are met, some of these restricted shares will vest at the end of a five year period, but some can vest on a more accelerated basis if certain annual EBITDA performance targets are met. Twenty percent of each participant's award vested on each of February 6, 2001, February 6, 2002, and February 6, 2003, based on management contributions in 2000, our EBITDA in 2001 and 2002, and approval from our board of directors.

(3)
This amount includes relocation expense reimbursements of $333,290 during 2002.

(4)
Mr. Scullion's salary, bonus and all other compensation are paid in Canadian dollars. Amounts reflected are converted to U.S. dollars at an average conversion rate for 2002 of $0.63.

All Other Compensation

        All other compensation amounts include our matching contributions to the 401(k) and Retirement Savings Plan, the life insurance premiums we pay on behalf of each executive officer, matching contributions to the Supplemental Executive Retirement Plan and long-term disability expenses as follows:

		401(k) Plan	Life Insurance Premiums	SERP	Long-Term Disability
J. Michael Parks	2002	$15,570	$2,070	$22,806	$190
	2001	$13,685	$172	$24,375	$—
	2000	$13,430	$172	$21,730	$—
Ivan M. Szeftel	2002	$13,750	$1,924	$9,954	$190
	2001	$11,985	$154	$10,788	$—
	2000	$11,730	$149	$9,406	$—
Michael A. Beltz	2002	$13,750	$1,825	$9,419	$190
	2001	$11,985	$120	$9,307	$—
	2000	$11,730	$115	$6,408	$—
John W. Scullion	2002	$—	$2,855	$—	$5,738
	2001	$—	$3,944	$—	$5,599
	2000	$—	$3,284	$—	$5,581
Edward J. Heffernan	2002	$11,490	$1,553	$1,343	$190
	2001	$8,585	$104	$1,040	$—
	2000	$8,388	$77	$—	$—

Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning option grants made to the named executive officers during 2002 pursuant to our stock option plan. No SARs were granted during 2002.

	Individual Grants
		Percentage of Total Options Granted to Employees in Fiscal Year(1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
	Number of Securities Underlying Options Granted(#)
			Exercise Price ($/Sh)	Expiration Date
					5%	10%
Edward J. Heffernan	70,000	4.7%	$14.67	9/25/12	$645,812	$1,636,614

(1)
In 2002, we granted options to purchase a total of 1,485,300 shares of common stock at exercise prices ranging from $14.67 to $25.10 per share.

(2)
In accordance with SEC rules, the amounts shown on this table represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date and do not reflect our estimates or projections of the future price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

Option Exercises in Last Fiscal Year

        The following table sets forth certain information concerning the exercise of stock options during 2002 and all unexercised options held by the named executive officers as of December 31, 2002.

			Number of Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Michael Parks	—	$—	619,827	136,226	$4,221,254	$588,364
Ivan M. Szeftel	—	$—	205,688	45,693	$1,386,467	$191,432
Michael A. Beltz	22,222	$256,553	178,466	45,691	$1,124,090	$191,415
John W. Scullion	—	$—	185,444	52,604	$1,077,339	$219,295
Edward J. Heffernan	—	$—	97,202	111,111	$450,861	$368,297

(1)
Value for "in-the-money" options represents the positive spread between the respective exercise prices of outstanding options and the closing price of the shares of common stock on the New York Stock Exchange of $17.72 per share on December 31, 2002.

Employment, Severance and Indemnification Agreements

        We generally do not enter into employment agreements with our employees. However, as part of some of our acquisitions, we have entered into agreements with selected key individuals to ensure the success of the integration of the acquisition and long-term business strategies. In addition, we have entered into employment agreements with Mr. Parks and Mr. Szeftel.

        J. Michael Parks.    Mr. Parks entered into an employment agreement effective March 10, 1997 to serve as our chairman of the board and chief executive officer. The agreement provides that Mr. Parks will receive a minimum annual base salary of $475,000. Mr. Parks is entitled to an annual incentive bonus of $400,000 based on the achievement of our annual financial goals. Under the agreement, Mr. Parks was granted options to purchase 333,332 shares of our common stock at an exercise price of $9.00 per share, all of which have vested. Additionally, Mr. Parks is entitled to participate in our 401(k) and Retirement Savings Plan, our Incentive Compensation Plan and any other employee benefits as provided to other senior executives. Mr. Parks is entitled to 18 months base salary if terminated.

        Ivan M. Szeftel.    Mr. Szeftel entered into an employment agreement dated May 4, 1998 to serve as the president of our retail services division. The agreement provides that Mr. Szeftel is entitled to receive a minimum annual base salary of $325,000, subject to increases based on annual reviews. Mr. Szeftel is entitled to an annual incentive bonus of $200,000 based on the achievement of our annual financial goals. Under the agreement, we granted Mr. Szeftel options to purchase 111,111 shares of our common stock at an exercise price of $9.00 per share. As of December 31, 2002, all of these options have vested. Mr. Szeftel is entitled to participate in our 401(k) and Retirement Savings Plan, our Incentive Compensation Plan and any other employee benefits as provided to other senior executives. Under the agreement, Mr. Szeftel is entitled to severance payments if we terminate his employment without cause or if Mr. Szeftel terminates his employment for good reason. In such cases, Mr. Szeftel will be entitled to 12 months base salary.

Amended and Restated Stock Option and Restricted Stock Plan

        We adopted the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan in April 2001. This plan provides for grants of incentive stock options, nonqualified stock options and restricted stock awards to selected employees, officers, directors and other persons performing services for us or any of our subsidiaries. We have reserved a total of 8,753,000 shares of common stock for issuance pursuant to this plan. As of December 31, 2002, there were 7,021,874 shares of common stock subject to outstanding options at a weighted average exercise price of $13.48 per share. Under this plan, we may grant incentive stock options to any person employed by us or any of our subsidiaries. We may grant nonqualified stock options and restricted stock awards to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. Our non-employee directors currently participate in this plan. The exercise price for incentive stock options granted under the plan may not be less than 100% of the fair market value of the common stock on the option grant date. If an incentive stock option is granted to an employee who owns more than 10% of our common stock, the exercise price of that option may not be less than 110% of the fair market value of the common stock on the option grant date. The exercise price for nonqualified stock options granted under the plan may be equal to, more than or less than 100% of the fair market value of the common stock on the option grant date. The options granted under both this plan and our prior plan terminate on the tenth anniversary of the date of grant.

        This plan also provides for the granting of performance-based restricted stock awards to our chief executive officer, officers that report directly to him and certain other officers. This plan gives our board of directors, or our compensation committee if the board of directors has delegated administration to it, the discretion to determine the vesting provisions for performance-based restricted stock awards. As of December 31, 2002, performance-based restricted awards representing an aggregate of 746,200 shares had been granted to 36 officers. The restricted shares subject to these grants will not vest unless specified performance measures tied to either EBITDA or revenue are met. If these performance targets are met, some of these restricted shares will vest over a five year period. However, some of the restricted shares will vest on a more accelerated basis if certain annual EBITDA performance targets are met. Our board of directors accelerated vesting for the year 2002 for 102,040 shares because the relevant performance goals were met. Our board of directors accelerated vesting for the year 2001 for 111,440 shares because the relevant performance goals were met. For the year 2000, our board of directors waived the performance goal requirement, accepted the 2000 EBITDA results and accelerated vesting for 114,000 shares because of strong contributions from management.

        This plan provides that our board of directors will administer the plan. Our board of directors may delegate all or a portion of its authority under the plan to the compensation committee. The board of directors or the compensation committee may further delegate all or a portion of its authority under this plan to our chief executive officer, except with respect to grants of options or awards to officers and directors who are subject to section 16(b) of the Securities Exchange Act of 1934. This plan gives our board of directors discretion to determine the vesting provisions of each individual stock option. In the event of a change of control, this plan provides that our board of directors may provide for accelerated vesting of options. Options granted on or after September 1, 2000 vest over a three year period from the date of grant. The normal vesting provision for options granted under our prior plan provides for vesting of approximately one-third of the options each year over a three year period, beginning on the first day of February of the eighth year after the options have been awarded. However, if we meet the annual operating income goal as determined by our board of directors, vesting for these options granted under our prior plan can be accelerated. Our board of directors designates a percentage of these options that will vest in this accelerated manner if we meet the annual operating income goal. Historically, this designated percentage has been equal to 25% of the options granted. On February 6, 2003, the board of directors approved the vesting of the remaining 25% of the options granted under the prior plan. During the third quarter of 2001 we registered 8,753,000 shares of our common stock for issuance pursuant to our stock option and restricted stock plan pursuant to a Registration Statement on Form S-8, File No. 333-68134.

Alliance Data Systems 401(k) and Retirement Savings Plan

        The Alliance Data Systems 401(k) and Retirement Savings Plan is a defined contribution plan that is qualified under section 401(k) of the Internal Revenue Code of 1986. Contributions made by employees or by us to the plan, and income earned on these contributions, are not taxable to employees until withdrawn from the plan. The plan covers U.S. employees of ADS Alliance Data Systems, Inc., our wholly owned subsidiary, and any other subsidiary or affiliated organization that adopts this plan. We, and all of our U.S. subsidiaries, are currently covered under the plan. All employees who are at least 21 years old and who we have employed for at least 30 days are eligible to participate.

        Under this plan, we make regular matching contributions on the first 3% of each participant's contributions. An additional matching contribution on the second 3% of each participant's contributions may be made annually at the discretion of our board of directors. For 2002, we made a supplemental employer matching contribution in an amount equal to $0.35 for each dollar contributed by a participant at contribution levels above 3% and up to 6% of the employee's pay period compensation. Each of our matching contributions vests 20% over five years for employees with less than five years of service. All contributions vest immediately if the participating employee retires at age 65 or later, becomes disabled, dies or if the plan terminates. In addition to matching contributions, we make a non-discretionary retirement contribution based on the participant's age and years of service with us. All of the plan contributions are invested as directed by the participant. The retirement contributions become 100% vested once the participant has served five years with us. In June 2002, we amended the plan to merge the Frequency Marketing, Inc. 401(k) plan into ours. In February 2003, we amended our 401(k) and Retirement Savings Plan to include catch up provisions for employees age 50 and over and to grandfather years of service for new employees acquired in the purchase of assets from ExoLink Corporation. In the third quarter of 2001, we registered 1,500,000 shares of our common stock for issuance in accordance with our 401(k) and Retirement Savings Plan pursuant to a Registration Statement on Form S-8, File No. 333-65556.

Supplemental Executive Retirement Plan

        We adopted the ADS Alliance Data Systems, Inc. Supplemental Executive Retirement Plan in May 1999. Contributions made under the plan are unfunded and generally subject to the claims of our general unsecured creditors. The purpose of the plan is to help certain key individuals maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations. Eligibility under the plan requires an individual to (1) be a regular, full-time U.S. employee of ADS Alliance Data Systems, Inc., (2) receive compensation equal to or greater than $170,000 as of December 31 of the previous calendar year and (3) be a participant in the Alliance Data Systems 401(k) and Retirement Savings Plan. This plan allows the participant to contribute:

  •
  up to 50% of eligible compensation on a pre-tax basis;

  •
  any 401(k) contributions that would otherwise be returned because of reaching the statutory limit under section 415 of the Internal Revenue Code; and

  •
  any retirement savings plan contributions for compensation in excess of the statutory limits.

        The participant is 100% vested in his or her own contributions. A participant becomes 100% vested in the retirement savings plan contributions after five continuous years of service. In the event of a change in control, as defined under the plan, participants will be 100% vested in their retirement savings plan contributions, and we will establish a rabbi trust to which we will contribute sufficient assets to fully fund all accounts under the plan. The assets in the rabbi trust still remain subject to the claims of our unsecured creditors. The contributions accrue interest at a rate of 8% per year, which may be adjusted periodically by the 401(k) and Retirement Savings Plan Investment Committee. The participant does not have access to any of the contributions or interest while actively employed with us, unless the participant experiences an unforeseeable financial emergency. Loans are not available under this plan. If the participant ceases to be actively employed, retires or becomes disabled, the participant will receive the value of his or her account within 60 days of the end of the quarter in which he or she became eligible for the distribution. A distribution from the plan is taxed as ordinary income and is not eligible for any special tax treatment.

        The compensation committee approved certain revisions to the Supplemental Executive Retirement Plan in December 2002, effective January 1, 2003, which revisions serve to make the plan document more formal, comprehensive, and precise, to include a more comprehensive definition of "change of control" and to modify rules for leaves of absences. The compensation committee approved additional revisions to the Supplemental Executive Retirement Plan in April 2003 to allow us to make new retirement contributions to the plan on behalf of members of management who are unable to receive retirement contributions under the retirement portion of the Alliance Data Systems 401(k) and Retirement Savings Plan because that portion of the 401(k) plan is not currently fully compliant with new non-discrimination requirements. The plan is administered by a committee consisting of members of management.

2003 Incentive Compensation Plan

        The Alliance Data Systems 2003 Incentive Compensation Plan provides an opportunity for certain U.S. employees to be eligible for a cash bonus based on achieving certain performance targets. To be eligible under the plan, employees must meet certain eligibility requirements outlined in the plan document. The compensation committee has established an incentive compensation plan to round out an eligible employee's total compensation package in order to attract and retain high performers, improve organizational performance by driving financial and individual performance, increase employee satisfaction, improve the alignment between strategic imperatives and initiatives, and provide an opportunity for employees to share in the success they help create. The compensation committee assigns incentive compensation targets for senior executives, and incentive compensation targets for other positions are determined by the employee's manager using pre-established guidelines. The critical performance objectives for the senior management team are overall corporate and line of business revenue and EBITDA targets and employee satisfaction improvement. Generally, the award of incentive compensation under the plan for senior management is based 50% on obtaining EBITDA targets, 25% on obtaining revenue targets and 25% on obtaining a target level of employee satisfaction as measured by an annual employee satisfaction survey. The award of incentive compensation for the chief executive officer and his direct reports is based 40% on obtaining EBITDA targets, 40% on obtaining revenue targets and 20% on obtaining a target level of employee satisfaction, with a gate of $0.65 cash earnings per share for eligibility to receive the revenue component of the incentive compensation. Employee satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing employees. Targets, including expectations for improvement, are set at the beginning of each year and are approved by the board of directors.

        Under the plan, each participant has an incentive compensation target that is expressed as a percentage of his or her annualized base salary as of October 1, 2003. The participant's incentive compensation target is based on various objectives that are weighted to reflect the participant's contribution to company, business unit and individual goals, which are established at the beginning of the plan year. Our executive committee members and chairman have their incentive compensation target tied to our operating income, revenue, either at the company level or at the business unit level, and employee satisfaction. The amount of compensation a participant receives depends on the percentage of objectives that were achieved. For all objectives except employee satisfaction, 80% of the objectives must be achieved before a participant is eligible for any payout and the maximum payout is equal to 150% of the participant's incentive compensation target. For employee satisfaction, a similar threshold level of performance must be achieved before a participant is eligible for any payout. In addition, payout over 100% for the employee satisfaction and individual goals components are also contingent upon meeting both the applicable EBITDA and revenue targets.

        For the 2002 performance year the company's EBITDA results were 104% of target and revenue results were 101% of target. In accordance with the predetermined formula for the calculation of incentive compensation payouts for the 2002 performance year, achievement of 104% of the EBITDA target equates to a 110% payout and achievement of 101% of the revenue target equates to a 102.5% payout for the related portions of the incentive compensation.

Discretionary Bonus

        During 2003, we awarded a one-time discretionary bonus for Mr. Parks, his direct reports and certain other key employees. The bonuses were based on corporate and business unit performance during 2002, individual executive performance during 2002, and sustained corporate performance since the IPO. The one-time discretionary bonuses were paid in February 2003, including in the following amounts for the named executive officers: $339,565 to Mr. Parks; $90,220 to Mr. Szeftel; $79,733 to Mr. Beltz; $98,280 to Mr. Scullion; and $79,733 to Mr. Heffernan.

Employee Stock Purchase Plan

        We adopted the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan in February 2001. We intend for the plan to qualify under section 423 of the Internal Revenue Code. The plan permits our eligible employees and those of our designated subsidiaries to purchase our common stock at a discount to the market price through payroll deductions. No employee may purchase more than $25,000 in stock under the plan in any calendar year, and no employee may purchase stock under the plan if such purchase would cause the employee to own more than 5% of the voting power or value of our common stock.

        The plan provides for three month offering periods, beginning on each January 1, April 1, July 1 and October 1. The first offering period began October 1, 2001. The plan allows the board of directors to change this date as well as the date, duration and frequency of any future offering period. The plan has a term of ten years, unless terminated sooner by our board of directors pursuant to the provisions of the plan. On the offering date at the beginning of each offering period, each eligible employee is granted an option to purchase a number of shares of common stock, which option is exercised automatically on the purchase date at the end of the offering period. The purchase price of the common stock upon exercise of the options will be 85% of its fair market value on the offering date or purchase date, whichever is lower. During the third quarter of 2001 we registered 1,500,000 shares of our common stock for issuance in accordance with the Employee Stock Purchase Plan pursuant to a Registration Statement on Form S-8, File No. 333-68134. Pursuant to the terms of the Employee Stock Purchase Plan, the first purchases were completed December 31, 2001.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 with respect to shares of our common stock that may be issued under our Amended and Restated Stock Option Plan and Employee Stock Purchase Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	7,021,874	$13.48	1,503,686	(1)
Equity compensation plans not approved by security holders	None	N/A	None
Total	7,021,874	$13.48	1,503,686	(1)

(1)
Includes 1,366,656 shares available for future issuance under the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee is primarily responsible for determining the executive compensation levels of our company, including the executive officers reporting directly to Mr. Parks. Our compensation committee is composed of Messrs. Minicucci and Finkelman, who are independent, non-employee directors. Neither member of the compensation committee is or has ever been one of our officers or employees. No interlocking relationship exists between the members of our compensation committee and the board of directors or compensation committee of any other company. None of our executive officers, including Mr. Parks, participated in the compensation committee's deliberations concerning executive compensation levels during 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation committee of the board of directors consists of two independent, non-employee directors. The compensation committee establishes the compensation for senior management, including all executive vice presidents, and recommends to the full board of directors the compensation for the chief executive officer. The compensation committee establishes executive compensation policies, incentive compensation policies, employee benefit plans and bonus awards. In so doing, the compensation committee has the responsibility to develop, implement, and manage compensation policies and programs that seek to enhance our long-term competitive advantage and sustainable profitability, thereby contributing to the value of our stockholders' investment.

Compensation Guidelines

        We operate in a highly competitive and evolving industry. We consider the executive compensation package integral to our ability to grow and improve our business. By design, we have developed, with the assistance of outside executive compensation experts, an innovative package and mix of executive compensation elements. The total program, assuming sustained above industry performance, will reward executives at highly competitive levels. However, the total program is also structured to significantly reduce rewards for performance below company and stockholder expectations. We believe that this design will attract, retain and motivate the quality and profile of executives required to successfully perform in our highly competitive and evolving industry.

        The total compensation for our chief executive officer and executive vice presidents is a combination of base salary, annual incentive compensation, stock options and performance-based restricted stock awards. For these executives, the compensation committee has determined that a significant portion of total compensation should be "at-risk," dependent on and determined by performance-based components. The at-risk components of compensation are structured to reward results that benefit stockholders and are not earned unless specific, pre-established goals are met.

Base Salary and Total Compensation Levels

        The compensation committee reviews appropriate industry and competitive labor markets for executive officers making a comparison of each executive's base salary and total cash compensation with peer and market groups. The compensation committee seeks to keep base salary competitive and use incentive compensation to reward performance. The base salary plus the target annual incentive (total cash compensation) for our chief executive officer is targeted near the 75th percentile for peer competitors and market survey data, and his direct reports are targeted between the 50th and the 75th percentile for peer competitors and market survey data.

Incentive Compensation Plan

        The compensation committee has established an incentive compensation plan to round out an eligible employee's total compensation package in order to attract and retain high performers, improve organizational performance by driving financial and individual performance, increase employee satisfaction, improve the alignment between strategic imperatives and initiatives, and provide an opportunity for employees to share in the success they help create. Under the plan, each participant has an incentive compensation target that is expressed as a percentage of his or her annualized base salary based on various objectives that are weighted to reflect the participant's contribution to company, business unit and individual goals, which are established at the beginning of the plan year. The compensation committee assigns incentive compensation targets for senior executives, and incentive compensation targets for other positions are determined by the employee's manager using pre-established guidelines. The critical performance objectives for the senior management team are overall corporate and line of business revenue and EBITDA targets and employee satisfaction improvement. Generally, the award of incentive compensation under the plan for senior management is based 50% on obtaining EBITDA targets, 25% on obtaining revenue targets and 25% on obtaining a target level of employee satisfaction as measured by an annual employee satisfaction survey. The award of incentive compensation for the chief executive officer and his direct reports is based 40% on obtaining EBITDA targets, 40% on obtaining revenue targets and 20% on obtaining a target level of employee satisfaction, with a gate of $0.65 cash earnings per share for eligibility to receive the revenue component of the incentive compensation. Employee satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing employees. Targets, including expectations for improvement, are set at the beginning of each year and are approved by the board of directors.

Current Stock Option and Restricted Stock Plan

        The Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan was approved by our stockholders prior to the establishment of the compensation committee. The plan permits the board of directors to delegate all or a portion of its authority under the plan to the compensation committee, and the board of directors has done so except for purposes of grants to our chief executive officer under the plan.

        The performance-based restricted stock awards granted to senior management in 2000 will vest completely in 2005, subject to the conditions of the plan. The board of directors can approve acceleration of vesting if our company has reached certain performance conditions in each of the first three fiscal years of the plan. In 2002, based on our exceeding the performance targets, the board of directors accelerated vesting of 20% of the shares in addition to the shares that already vested. In 2002, the board of directors also approved vesting of the remaining 25% of performance-based stock options, as of February 6, 2003, for the chief executive officer and certain members of senior management as a result of our exceeding the specific performance targets set for the 2002 performance year.

Compensation of Chief Executive Officer

        For the year ended December 31, 2002, we set Mr. Park's base salary at $550,000, near the 50th percentile, and base salary plus the target annual incentive near the 75th percentile for chief executive officers of comparable companies. Mr. Parks also received a 2002 incentive compensation bonus of $473,344, consistent with the company's incentive compensation plan. Other 2002 compensation paid to Mr. Parks totaled $713,491, comprised of contributions to the 401(k) plan and SERP, a one time performance-based bonus, life insurance and long-term disability premiums, and a relocation expense. In determining appropriate compensation levels, we engaged an outside consulting firm to furnish us with competitive market data. Using this market data as a guideline, we adjust the base salaries and target incentives for Mr. Parks and his direct reports based on their individual performance, level of responsibility, expectation for future contributions in leading our company and overall corporate performance.

        Incentive compensation payouts to participants in our 2003 incentive compensation plan, including Mr. Parks, are dependent upon the percentage of objectives achieved. For all objectives except employee satisfaction, 80% of the objectives must be achieved before a participant is eligible for any payout, and the payout may not exceed 150% of the participant's incentive compensation target. For the employee satisfaction objective, a similar threshold level of performance must be achieved before a participant is eligible for any payout. In addition, payout over 100% for the employee satisfaction and individual goals components are further contingent upon meeting both the applicable EBITDA and revenue targets.

        For the 2002 performance year our EBITDA results were 104% of target and revenue results were 101% of target. In accordance with the predetermined formula for the calculation of incentive compensation payouts for the 2002 performance year, achievement of 104% of the EBITDA target equated to a 110% payout and achievement of 101% of the revenue target equated to a 102.5% payout for the related portions of the incentive compensation.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The compensation committee has considered these requirements and believes that the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, the 2003 Long Term Incentive Plan, and bonus arrangements for senior officers meet the requirement that they be "performance-based" and, therefore, are exempt from the limitations on deductibility. The compensation committee's present intention is to comply with section 162(m) unless the compensation committee feels that compliance in a particular instance would not be in our best interest or the best interest of our stockholders.

        This report has been furnished by the members of the compensation committee.

Robert A. Minicucci, Chairman
Daniel P. Finkelman

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in cumulative total stockholder return on our common stock since June 8, 2001, when our common stock became publicly traded, with the cumulative total return over the same period of (1) the S&P 500 Index and (2) a peer group selected by us. The peer group is composed of other publicly traded payment processing and direct mailing companies that we typically consider our competitors. Specifically the members of the group are First Data Corporation, Concord EFS, Inc., Acxiom, Inc., Harte Hanks, Inc., and Total System Services.

        Pursuant to rules of the SEC, the comparison assumes $100 was invested on June 8, 2001 in our common stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the peer group are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historical stock prices are not indicative of future stock price performance.

	Alliance	S&P 500	Peer Group
June 8, 2001	100	100	100
December 31, 2001	159.58	91.48	112.65
December 31, 2002	147.67	71.26	85.24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 14, 2003: (1) by each director; (2) by each of the executive officers included in the summary compensation table set forth under the caption "Executive Compensation"; (3) by all of our directors and executive officers as a group; and (4) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(1)
J. Michael Parks(2)	717,661	*
Ivan M. Szeftel(3)	233,244	*
Michael A. Beltz(4)	236,575	*
John W. Scullion(5)	206,444	*
Edward J. Heffernan(6)	121,897	*
Bruce K. Anderson(7)	368,176	*
Anthony J. de Nicola(7)	35,336	*
Robert A. Minicucci(7)	121,488	*
Roger H. Ballou(8)	10,833	*
Daniel P. Finkelman(9)	16,500	*
Kenneth R. Jensen(10)	24,000	*
Bruce A. Soll(11)	22,000	*
All directors and executive officers as a group (16 individuals)(12)	2,377,887	3.2%
Welsh, Carson, Anderson & Stowe(13) 320 Park Avenue, Suite 2500 New York, New York 10022-6815	43,682,662	58.1%
Limited Commerce Corp. Three Limited Parkway Columbus, Ohio 43230	14,663,376	19.5%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the SEC's rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of April 14, 2003, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based upon 75,144,934 shares of common stock outstanding as of April 14, 2003.

(2)
Includes options to purchase 640,661 shares of common stock which are exercisable within 60 days of April 14, 2003.

(3)
Includes options to purchase 211,244 shares of common stock which are exercisable within 60 days of April 14, 2003.

(4)
Includes options to purchase 172,909 shares of common stock which are exercisable within 60 days of April 14, 2003.

(5)
Includes options to purchase 185,444 shares of common stock which are exercisable within 60 days of April 14, 2003.

(6)
Includes options to purchase 97,897 shares of common stock which are exercisable within 60 days of April 14, 2003.

(7)
Each of Messrs. Anderson, de Nicola and Minicucci are partners of Welsh Carson and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson and described in note 9 below.

(8)
Includes options to purchase 9,333 shares of common stock, which are exercisable within 60 days of April 14, 2003.

(9)
Includes options to purchase 14,000 shares of common stock, which are exercisable within 60 days of April 14, 2003. Mr. Finkelman has disclaimed all beneficial ownership of such options.

(10)
Includes options to purchase 14,000 shares of common stock, which are exercisable within 60 days of April 14, 2003.

(11)
Includes options to purchase 14,000 shares of common stock, which are exercisable within 60 days of April 14, 2003. Mr. Soll has disclaimed all beneficial ownership of such options.

(12)
Includes options to purchase an aggregate of 1,581,404 shares of common stock which are exercisable within 60 days of April 14, 2003 held by Messrs. Parks, Szeftel, Beltz, Heffernan, Kubic, Scullion, Tucker, Utay, Brown, Ballou, Finkelman, Jensen and Soll.

(13)
Includes: 5,555,550 shares of common stock held by Welsh, Carson, Anderson & Stowe VI, L.P., 17,922,447 shares of common stock held by Welsh, Carson, Anderson & Stowe VII, L.P., 17,790,349 shares of common stock held by Welsh, Carson, Anderson & Stowe VIII, L.P., 148,766 shares of common stock held by WCAS Information Partners L.P., 268,398 shares of common stock held by WCAS Capital Partners II L.P., 655,555 shares of common stock held by WCAS Capital Partners III L.P., 304,305 shares of common stock held by Patrick J. Welsh, 11,111 shares of common stock held by Carol Ann Welsh FBO Eric Welsh U/A dtd 11/26/84, 11,111 shares of common stock held by Carol Ann Welsh FBO Randall Welsh U/A dtd 11/26/84, 11,111 shares of common stock held by Carol Ann Welsh FBO Jennifer Welsh U/A dtd 11/26/84, 300,561 shares of common stock held by Russell L. Carson, 368,176 shares of common stock held by Bruce K. Anderson, 75,525 shares of common stock held by Thomas E. McInerney, 75,525 shares of common stock held by McInerney/Gabrielle Family Limited Partnership, 121,488 shares of common stock held by Robert A. Minicucci, 35,336 shares of common stock held by Anthony J. de Nicola, 21,630 shares of common stock held by Paul B. Queally, 3,852 shares of common stock held by D. Scott Mackesy, and 1,866 shares of common stock held by Jonathan Rather. The individual general partners or managing members of the sole general partners of the above listed Welsh Carson limited partnerships include some or all of Bruce K. Anderson, Anthony J. de Nicola, Robert A. Minicucci, Partick J. Welsh, Russell L. Carson, Thomas E. McInerney, Paul B. Queally, Jonathan M. Rather, John D. Clark, James R. Matthews, Sanjay Swani and D. Scott Mackesy. Bruce K. Anderson and Thomas E. McInerney are the general partners of the general partnership that is the sole general partner of WCAS Information Partners, L.P. Each of the persons listed in this note may be deemed to be the beneficial owner of the common stock owned by the limited partnerships of whose general partner he or she is a general partner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Welsh, Carson, Anderson & Stowe

        Welsh, Carson, Anderson & Stowe VI, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Capital Partners II, L.P., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P. and various individuals who are limited partners of the Welsh Carson limited partnerships beneficially owned approximately 58.1% of our outstanding common stock as of April 14, 2003. The individual partners of the Welsh Carson limited partnerships include Bruce K. Anderson, Anthony J. de Nicola and Robert A. Minicucci, each of whom is a member of our board of directors.

        In July 1999, we sold 120,000 shares of Series A preferred stock to Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and 20 individuals who are partners of some or all of the Welsh Carson limited partnerships for an aggregate purchase price of $120.0 million. The preferred shares were issued to finance, in part, the acquisition of the network services business of SPS Payment Systems, Inc. Upon consummation of our initial public offering in June 2001, all of the outstanding shares of Series A preferred stock were converted into shares of common stock.

        In July 1998, we sold 10.1 million shares of common stock to Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., and 16 individuals who are partners of some or all of the Welsh Carson limited partnerships for an aggregate purchase price of $100.0 million. The shares were issued to finance, in part, the acquisition of all outstanding stock of The Loyalty Management Group Canada Inc.

        In August 1998, we sold 30,303 shares of common stock to WCAS Capital Partners II, L.P. for $9.90 per share as consideration for WCAS Capital Partners II, L.P. extending the maturity of a 10% subordinated note we issued to it in January 1996 in the principal amount of $30.0 million and originally due January 24, 2002 to October 25, 2005. The note was originally issued to finance, in part, the acquisition of BSI Business Services, Inc., now known as ADS Alliance Data Systems, Inc., one of our wholly owned subsidiaries. This note was repaid in full on April 15, 2002.

        In September 1998, we issued 655,556 shares of common stock to WCAS Capital Partners III, L.P. and issued a 10% subordinated note to WCAS Capital Partners III, L.P. in the principal amount of $52.0 million to finance, in part, the acquisition of Harmonic Systems Incorporated, whose operations have been integrated into ADS Alliance Data Systems, Inc. Principal on the note is due in two equal installments on September 15, 2007 and September 15, 2008. Interest is payable semi-annually in arrears on each March 15 and September 15. We intend to use the net proceeds from the offering discussed below plus other available funds to repay in full the remaining balance plus accrued interest on this note.

        We paid Welsh Carson $1.2 million in 1999 for investment banking services rendered in connection with our acquisitions.

Transactions With Limited Brands

        Limited Commerce Corp. beneficially owned approximately 19.5% of our common stock as of April 14, 2003. Limited Commerce Corp. is indirectly owned by Limited Brands, which, together with its retail affiliates, is our largest customer. On April 4, 2003, we filed with the SEC a registration statement on Form S-3 registering the offer and sale by Limited Commerce Corp. of 7,000,000 shares of common stock owned by it. Upon the completion of the pending offering, Limited Commerce Corp. will beneficially own approximately 9.9% of our common stock, or 9.8% if the underwriters exercise their over-allotment option in full.

        Limited Brands operates through a variety of retail and catalog affiliates that operate under different names, including Bath & Body Works, The Limited Stores, Henri Bendel, Victoria's Secret Catalogue, Victoria's Secret Stores, Express Women's and Express Men's. Many of these affiliates have entered into credit card program agreements with our wholly owned subsidiary, World Financial Network National Bank. These affiliates of Limited Brands represented approximately 18.8% of our 2002 consolidated revenue and 32.1% of the receivables in our trust portfolio as of December 31, 2002.

        Pursuant to credit card program agreements with those affiliates of Limited Brands, World Financial Network National Bank provides credit card program services and issues private label credit cards on behalf of the businesses. World Financial Network National Bank is obligated to issue credit cards to any customer of a Limited Brands affiliate who applies for a credit card, meets World Financial Network National Bank's credit standards, and agrees to the terms and conditions of World Financial Network National Bank's standard form of credit card agreement. Under these agreements, World Financial Network National Bank pays the business an amount equal to the amount charged by the business's customers using the private label credit card issued by World Financial Network National Bank, less a discount, which varies among agreements. World Financial Network National Bank assumes the credit risk for these credit card transactions. Payments are, at times, also made to World Financial Network National Bank for special programs and reimbursement of certain costs.

        Most of these credit card program agreements were entered into in 1996 and would have expired in 2006, but in August 2002, we entered into new agreements that do not expire until August 2009. These agreements give the businesses termination rights under limited circumstances, including the ability to terminate these contracts under certain circumstances if after August 29, 2003 merchant fees exceed certain levels.

        In general, World Financial Network National Bank owns information relating to the holders of credit cards issued under these agreements, but World Financial Network National Bank is prohibited from disclosing information about these holders to any third party that Limited Brands determines competes with Limited Brands or its affiliated businesses.

        We periodically engage in projects for various retail affiliates of Limited Brands to provide database marketing programs that are generally short-term in nature.

        In September 2000, our subsidiary, ADS Alliance Data Systems, Inc., entered into a marketing database services agreement with Limited Brands and Intimate Brands, Inc., now a wholly owned subsidiary of Limited Brands. Under this agreement, we agreed to provide an information database system capable of capturing certain consumer information when a consumer makes a purchase at Bath & Body Works, The Limited Stores, Express, which includes Express Men's and Express Women's, and Victoria's Secret Stores, and to provide database marketing services. Under the agreement, we have the right to sell data provided to us by affiliates of Limited Brands under the agreement, subject to the privacy policies of Limited Brands and Intimate Brands and their consent. However, we are prohibited from disclosing or selling any of this information to third parties who, in the sole judgment of Limited Brands and Intimate Brands, compete with affiliates or subsidiaries of Limited Brands. We are required to share revenues generated by the sale of such data with Limited Brands and Intimate Brands. This agreement expires in August 2003, subject to certain automatic renewal provisions, but can be terminated earlier by Limited Brands and Intimate Brands if we fail to meet specified service standards. We are currently in discussions with Limited Brands to extend this agreement or enter into a new agreement.

        We received total revenues from Limited Brands and its retail affiliates of $46.7 million during 2000, $43.5 million during 2001 and $44.0 million during 2002.

        In August 1998, we sold 20,202 shares of common stock to Limited Commerce Corp. for $9.90 per share as consideration for Limited Commerce Corp. extending the maturity of a 10% subordinated note in the principal amount of $20.0 million that we issued in January 1996 to WCAS Capital Partners II, L.P., which in turn sold the note to Limited Commerce Corp. The note was originally issued to finance, in part, the acquisition of BSI Business Services, Inc., now known as ADS Alliance Data Systems, Inc. The note was repaid in full on April 15, 2002.

Stockholders Agreement With Welsh Carson and Limited Brands

        Under a stockholders agreement, entered into in June 2001 in connection with our initial public offering, the Welsh Carson affiliates and Limited Commerce Corp. each have two demand registration rights, as well as "piggyback" registration rights. The demand rights enable the Welsh Carson affiliates and Limited Commerce Corp. to require us to register their shares with the SEC at any time. Piggyback rights allow the Welsh Carson affiliates and Limited Commerce Corp. to register the shares of our common stock that they own along with any shares that we register with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares. Limited Commerce Corp has exercised one of its demand registration rights in connection with the pending offering, and Welsh Carson has waived its piggyback rights with respect to that offering.

        Under the stockholders agreement, the size of our board of directors is set at nine. Welsh Carson has the right to designate up to three nominees for election to the board of directors as long as it owns more than 20% of our common stock. Limited Commerce Corp. has the right to designate up to two of the nominees for election to the board of directors as long as it owns more than 10% of our common stock and one of the nominees as long as it owns between 5% and 10% of our common stock. In connection with the pending offering, we have agreed with Limited Commerce Corp. and Welsh Carson to amend the stockholders agreement effective upon closing of the offering to provide that Limited Commerce Corp. has the right to designate up to two nominees for election to our board of directors as long as it continues to own at least 9% of our common stock and one of the nominees for election to the board of directors as long as it owns between 5% and 9% of our common stock.

        Two of our current directors were designated by Limited Commerce Corp. and elected by our stockholders. Upon the completion of the pending offering, assuming all the shares Limited Commerce Corp. is offering are sold, it will beneficially own 9.9% of our common stock, or 9.8% if the underwriters exercise their over-allotment option in full. Limited Commerce Corp. will continue to have the right to designate two nominees for election to our board of directors as long as it continues to own at least 9% of our common stock. Mr. Soll and Mr. Finkelman are the current designees of Limited Commerce Corp., whose terms expire in 2004 and 2005, respectively. Upon completion of the offering, assuming all the shares offered by us are sold, Welsh Carson will beneficially own 56.6% of our common stock, or 55.7% if the underwriters exercise their over-allotment option in full. Mr. Anderson, Mr. de Nicola and Mr. Minicucci are the current designees of Welsh Carson, whose terms expire in 2005, 2004 and 2003, respectively.

U.S. Loyalty Program

        During 2000, we evaluated the creation of a loyalty program in the United States similar to our AIR MILES® Reward Program in Canada. Because of the significant funding requirements to establish such a program, we decided not to pursue the program. Instead, our stockholders in place prior to our initial public offering independently funded the program through a separate company called U.S. Loyalty Corp. We did not have an ownership interest in, or profit-sharing rights with respect to, U.S. Loyalty Corp. During 2001 and 2002 we provided various services to U.S. Loyalty Corp., including management support, accounting, and marketing services for which we collected fees of $1.9 million and $0.7 million, respectively. In the first quarter of 2002, U.S. Loyalty Corp. decided to discontinue its development of the program, and U.S. Loyalty Corp. was subsequently dissolved.

Loans to Executive Officers

        In the first quarter of 2001 and 2002, we extended loans to our executive officers to assist them in paying income taxes resulting from the vesting in those years of performance-based restricted stock grants. These loans accrue interest at a rate of 4.96% and 4.43%, respectively, mature on February 28, 2006, and are secured by a pledge of the associated restricted stock. The executive officers that have borrowed at least $60,000 are:

Balance as of December 31, 2002
J. Michael Parks	$402,108
Ivan M. Szeftel	$79,316
Edward J. Heffernan	$119,201
Michael A. Beltz	$119,201
Dwayne H. Tucker	$119,201

        In addition, in the second quarter of 2001 and the first quarter of 2002, we extended loans to John W. Scullion that mature on March 9, 2006 and bear interest at a rate that fluctuates with a prescribed rate under the Canadian Income Tax Act. As of December 31, 2002, the effective interest rate under Mr. Scullion's loan was 3.0% and the aggregate balance outstanding was $103,187. In accordance with the provisions of the recently-enacted Sarbanes-Oxley Act of 2002, we will no longer make or arrange for loans to our executive officers or directors.

PROPOSAL TWO:
2003 LONG TERM INCENTIVE PLAN

        The board of directors adopted the 2003 Long Term Incentive Plan on April 4, 2003, subject to stockholder approval. We recommend approval of the 2003 plan at this time because the shares allocated to the existing plan will be depleted in 2003. The purpose of the 2003 plan is to allow us to continue to attract, retain and motivate key talent using equity-based awards. The 2003 plan, as proposed, would provide for grants of incentive stock options, nonqualified stock options and restricted stock awards to selected executive officers, employees, directors and consultants performing services for us or any of our affiliates. The 2003 plan is an omnibus plan that gives us flexibility to adjust to changing market forces. We believe that the 2003 plan will allow us to maintain competitive market positioning between the 50th and 75th percentiles of comparable public companies for total direct compensation, which consists of base salary, annual incentive compensation and the value of equity-based awards.

Summary of Terms of 2003 Plan

        The following is a summary of the important terms of the 2003 plan. The full text of the 2003 plan is attached to this proxy statement as Exhibit B. Please refer to Exhibit B for a more complete description of the terms of the 2003 plan.

        Eligibility.    Any officers, employees, non-employee directors or consultants performing services for us or our affiliates who are selected by our compensation committee may participate in the 2003 plan.

        Administration.    The plan will be administered by the compensation committee, which will have full and final authority to make awards, establish the terms thereof, and administer and interpret the 2003 plan in its full discretion unless authority is specifically reserved to the board of directors under the 2003 plan, our certificate of incorporation or bylaws, or applicable law. Any action of the compensation committee with respect to the 2003 plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate, by a resolution adopted by the board of directors, authority to one or more of our officers to do one or both of the following: (1) designate the officers and employees who will be granted awards under the 2003 plan, and (2) determine the number of shares subject to the awards to be granted to officers and employees.

        Stock Subject to the Plan.    We have reserved a total of 6,000,000 shares of our common stock for issuance under the 2003 plan, which includes a reserve of approximately 15% for use in board of directors compensation, promotions, mergers and new hires, and which is intended to cover plan years 2003-2005. During any calendar year no participant under the 2003 plan may be granted awards of more than 2,000,000 shares of stock, subject to adjustments. The number of shares that may be delivered upon the exercise of incentive stock options may not exceed 6,000,000, and the number of shares that may be delivered as restricted stock may not in the aggregate exceed 6,000,000. Shares subject to awards are not deemed delivered if such awards are forfeited, expire or otherwise terminate without delivery of shares to the participant, and to the extent that the exercise price of an option is paid in previously owned shares, only the net number of shares delivered to the participant are subtracted from the aggregate number of shares available for grant under the 2003 plan. Further, to the extent that an award is only to be paid in cash or is paid in cash, any shares subject to the award will become available for future awards. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a participant's account.

        Options.    Under the 2003 plan, we may grant incentive stock options and nonqualified stock options. We may grant incentive stock options under the 2003 plan to any person employed by us or by any of our affiliates. The exercise price for incentive stock options granted under the 2003 plan may not be less than 100% of the fair market value of the common stock on the option grant date. If an incentive stock option is granted to an employee who owns more than 10% of our common stock, the exercise price of that option may not be less than 110% of the fair market value of the common stock on the option grant date. The 2003 plan also provides for grants of nonqualified stock options to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. The exercise price for nonqualified stock options granted under the 2003 plan may be equal to, more than or less than 100% of the fair market value of the common stock on the option grant date. Under the 2003 plan, we intend that option grants will generally be structured as nonqualified stock options as opposed to incentive stock options. The options will generally vest one-third per year over three years. All options granted under the 2003 plan with a per share exercise price equal to the fair market value of a share on the date of grant shall generally be deemed to have been intended to be "qualified performance-based compensation" for purposes of section 162(m) of the Internal Revenue Code. In addition, an option may also qualify as "performance-based" if vesting is subject to the attainment of any of the performance goals set forth in the 2003 plan. Options granted under the 2003 plan will generally terminate on the tenth anniversary of the date of grant. The purchase price of stock acquired pursuant to the exercise of an option may be paid either in cash at the time of purchase, with shares of stock held by the participant for at least six months prior to the exercise or through a "cashless exercise" procedure that is acceptable to the compensation committee in its full discretion, to the extent such procedure does not violate the Sarbanes-Oxley Act of 2002, or any other applicable law or subject to applicable law, in any other form of legal consideration that may be acceptable to the compensation committee in its discretion.

        Unless otherwise determined by the compensation committee at the time of grant or thereafter, or as otherwise provided in the 2003 plan, any unvested portion of any outstanding option held by a participant at the time of termination of employment or other service will be forfeited upon termination; however, an agreement may provide that such option will continue vesting upon termination of employment or other service as long as the participant continues employment or service with us or an affiliate in another capacity. Except as provided in the 2003 plan or as otherwise determined by the compensation committee at the time of grant or thereafter, upon termination of a participant's employment or other service with us, the participant may exercise the vested portion of any outstanding option until the earlier of the last day of the option term or the last day of the 30-day period following the participant's termination of employment or other service. Upon termination of a participant's employment or other service with us due to death or disability, or termination of employment due to a participant's retirement, the participant may generally exercise the vested portion of any outstanding option until the earlier of the last day of the option term or the last day of the one-year period following such termination of employment or other service. Upon termination of a participant's employment or other service with us due to cause, as defined in the 2003 plan, both the vested and unvested portions of any outstanding option held by the participant shall immediately be forfeited and will no longer be exercisable.

        Restricted Stock Awards and Performance Shares.    The compensation committee is authorized to grant restricted stock, or performance shares, with restrictions that may lapse over time or upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the compensation committee may determine. A participant granted restricted stock or performance shares shall have the stockholder rights as may be set forth in the applicable agreement, including, for example, the right to vote the restricted stock or performance shares. Except as otherwise determined by the compensation committee, upon termination of employment or other service during the applicable restriction period, restricted stock and performance shares that are at that time subject to restrictions will be forfeited and become available for regrant. The compensation committee may waive the restrictions or forfeiture conditions relating to restricted stock in whole or in part in the event of termination resulting from specified causes. However, no such determinations may be made with respect to an award of performance shares after the grant if the compensation committee's discretion to make such determination will result in the award not being qualified as performance-based under section 162(m) of the Internal Revenue Code.

        Awards under the 2003 plan may be granted in the discretion of the compensation committee prior to approval by our stockholders. The recipients and other terms of such awards, if any, cannot be determined at this time. In the event our stockholders disapprove of this proposal, these awards will be rescinded.

        Change in Control.    In the event of a change of control, our 2003 plan provides that the compensation committee may, in its discretion, accelerate the vesting and the lapse of restrictions with respect to any or all options or restricted stock granted under the 2003 plan and may require that any and all vested options be cancelled. A change in control under the 2003 plan is (1) the merger, consolidation or other reorganization of our company in which our outstanding common stock is converted into or exchanged for a different class of our securities, a class of securities of any other issuer, except our direct or indirect wholly owned subsidiaries, cash, or other property, (2) the sale, lease or exchange of all or substantially all of the assets of our company to any other corporation or entity, except our direct or indirect wholly owned subsidiaries, (3) the adoption by our stockholders of a plan of liquidation and dissolution, (4) the acquisition by any person or entity (other than (x) Welsh Carson partnerships and partners or (y) Limited Brands, Inc. and its affiliates), including without limitation a "group" as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, as contemplated by section 13(d)(3), of more than 20% (based on voting power) of our outstanding capital stock and such person, entity or group either has, or either publicly or by written notice to us states an intention to seek, a representative member on our board of directors, (5) the acquisition by any person, entity or group (other than (x) Welsh Carson partnerships and partners or (y) Limited Brands, Inc. and its affiliates) of beneficial ownership of more than 30% (based on voting power) of our outstanding capital stock, or (6) as a result of or in connection with a contested election of directors, the persons who were our directors before such election cease to constitute a majority of our board of directors.

        Qualified Performance Based Awards under Section 162(m) of the Code.    The compensation committee may in its discretion designate any award, the exercisability or settlement of which is subject to achievement of performance conditions, as "performance-based awards" pursuant to section 162(m) of the Internal Revenue Code and regulations thereunder. The performance objectives must consist of one or more business criteria, and a targeted level or levels of performance with respect to such criteria must be established by the compensation committee and must meet the requirements for performance objectives set forth in section 162(m)(4)(C) of the Internal Revenue Code. Business criteria used by the compensation committee in establishing performance objectives must be selected exclusively from among the following: annual return on capital; net earnings; annual earnings per share; cash earnings per share; annual cash flow provided by operations; changes in annual revenues; EBITDA; funds from operations; funds from operations per share; operating income; pre or after tax income; cash available for distribution; cash available for distribution per share; return on equity; return on assets; share price performance; improvements in our attainment of expense levels; implementation or completion of critical projects such as new product development; level of associate satisfaction; and improvement in cash flow or before or after tax earnings or attainment of strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures. Achievement of performance objectives will be measured over a period of not less than one year nor more than five years as the compensation committee may specify. Except with respect to options that vest over time rather than upon the achievement of performance criteria, the compensation committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an award. Under no circumstances may the compensation committee exercise its discretion to increase the amount of a payout. All determinations by the compensation committee as to the achievement of performance objectives will be in writing.

        Adjustments.    In the event that the compensation committee determines that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 2003 plan, then the compensation committee will adjust any or all of (1) the number and kind of shares reserved and available for awards, including shares reserved for incentive stock options and restricted stock, (2) the number and kind of shares specified in the annual per- participant limitations, (3) the number and kind of shares of outstanding restricted stock or performance shares in connection with which shares have been issued, (4) the number and kind of shares that may be issued in respect of other outstanding awards, and (5) the exercise price or purchase price relating to any award (or, if deemed appropriate, the compensation committee may make provision for a cash payment with respect to any outstanding award). In addition, the compensation committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or any affiliate or their respective financial statements or in response to changes in applicable laws, regulations, or accounting principles. However, no adjustments will be authorized with respect to incentive stock options to the extent that the adjustments would cause the 2003 plan to fail to comply with section 422 of the Internal Revenue Code, and no such adjustment shall be authorized to the extent that such authority would cause such outstanding awards that are intended to be "qualified performance-based compensation" under section 162(m)(4)(C) of the Internal Revenue Code to fail to qualify as such.

        Taxes.    At such times as a participant recognizes taxable income in connection with the receipt of shares or cash under the 2003 plan, the participant must pay us an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by us in connection with the taxable event prior to the issuance, or release from escrow, of shares or the payment of cash. We have the right to deduct from any payment of cash to a participant an amount equal to, but not in excess of, the withholding taxes in satisfaction of the obligation to pay withholding taxes. The compensation committee may provide in the agreement at the time of grant, or at any time thereafter, that the participant, in satisfaction of the obligation to pay withholding taxes to us, may elect to have withheld a portion of the shares then issuable to him or her having an aggregate fair market value equal to, but not in excess of, the withholding taxes.

        Changes to the Plan and Awards.    The board of directors may amend, alter, suspend, discontinue or terminate the 2003 plan or the compensation committee's authority to grant awards under the 2003 plan without the consent of stockholders or participants, except that any such action will be subject to the approval of our stockholders at or before the next annual meeting if stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our stock may then be listed or quoted. The compensation committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any award theretofore granted and any agreement relating thereto. However, no amendment or other change may materially impair the rights of any participant with respect to any outstanding award without the consent of such participant.

Federal Income Tax Consequences

        The following discussion is a general summary of the principal federal income tax consequences under current law relating to awards granted to employees under the 2003 plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        Stock Options.    An optionee will not recognize any taxable income upon the grant of a nonqualified stock option or an incentive stock option and we will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a nonqualified stock option, the excess of the fair market value of common stock on the date of exercise over the exercise price will be taxable as ordinary income to the optionee. Subject to any deduction limitation under section 162(m) of the Internal Revenue Code (which is discussed below), we will be entitled to a federal income tax deduction in the same amount and at the same time as (x) the optionee recognizes ordinary income or (y) if we comply with applicable income reporting requirements, the optionee should have reported the income. An optionee's subsequent disposition of shares acquired upon the exercise of a nonqualified option will ordinarily result in capital gain or loss.

        On exercise of an incentive stock option, the holder will not recognize any income and we will not be entitled to a deduction. However, the amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item of adjustment for alternative minimum tax purpose and may therefore result in alternative minimum tax liability to the option holder.

        The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income, in the amount of the excess of the fair market value of the shares on the date the option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be capital gain. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by a holder.

        If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the option is an incentive stock option, and the previously owned shares were acquired on the exercise of an incentive stock option or other tax-qualified stock option, and the holding period requirement for those shares is not satisfied at the time they are used to exercise the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above.

        Special rules may apply in the case of an optionee who is subject to section 16 of the Exchange Act.

        Restricted Stock and Performance Shares.    A grantee generally will not recognize taxable income upon the grant of restricted stock and performance shares, and the recognition of any income will be postponed until such shares are no longer subject to the restrictions or the risk of forfeiture. When the restrictions lapse, the grantee will recognize ordinary income equal to the fair market value of the restricted stock or performance shares at the time that such restrictions lapse and, subject to satisfying applicable income reporting requirements and any deduction limitation under section 162(m) of the Internal Revenue Code, we will be entitled to a federal income tax deduction in the same amount and at the same time as the grantee recognizes ordinary income. A grantee may elect to be taxed at the time of the grant of restricted stock or performance shares; if this election is made, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares of restricted stock or performance shares at the time of grant (determined without regard to any of the restrictions thereon) over the amount paid, if any, by the grantee for such shares. We will be entitled to a federal income tax deduction in the same amount and at the same time as the grantee recognizes ordinary income.

        Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for "performance-based compensation," the material terms of which are disclosed to and approved by the stockholders. We have structured and intend to implement and administer the 2003 plan so that compensation resulting from performance shares and options vesting in accordance with the performance goals can qualify as "performance-based compensation." The compensation committee, however, has the discretion to grant awards with terms that will result in the awards not constituting performance-based compensation. To allow us to qualify awards as "performance-based compensation," we are seeking stockholder approval of the 2003 plan and the material terms of the performance goals applicable to performance shares under the 2003 plan.

        Section 280G of the Code.    Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED 2003 LONG TERM INCENTIVE PLAN.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the New York Stock Exchange. Our directors, executive officers, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all section 16(a) forms they file. Based solely on a review of the copies furnished to us and representations from our directors and executive officers, we believe that all section 16(a) filing requirements for the year ended December 31, 2002 applicable to our directors, executive officers, and greater than 10% beneficial owners were satisfied. Based on written representations from our directors and executive officers, we believe that no Forms 5 for directors, executive officers and greater than 10% beneficial owners were required to be filed with the SEC that have not been filed for the period ended December 31, 2002.

INCORPORATION BY REFERENCE

        With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings "Compensation Committee Report on Executive Compensation," "Report of the Audit Committee" and "Performance Graph" shall not be incorporated into such filings.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as "householding," is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy upon written or oral request to our transfer agent, EquiServe Trust Company N.A. at 150 Royalle Street, Canton, Massachusetts 02021.

OTHER MATTERS

        The board of directors knows of no matters that are likely to be presented for action at the annual meeting other than the election of directors and approval of the 2003 Long Term Incentive Plan previously described. If any other matter properly comes before the annual meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

                      By order of the Board of Directors

                      J. Michael Parks
                      Chairman of the Board of Directors
                      Chief Executive Officer

April 21, 2003
Dallas, Texas

EXHIBIT A

ALLIANCE DATA SYSTEMS CORPORATION
AUDIT COMMITTEE CHARTER
Revised as of December 12, 2002

Function

The Audit Committee is a committee of the Board of Directors (the "Board") of Alliance Data Systems Corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; (3) the external auditor's qualifications and independence; and (4) the performance of the Company's internal audit department and the external auditor.

Responsibilities

General

In meeting its responsibilities, the Audit Committee shall:

•
Have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors.

•
Appoint, compensate and oversee the work of the external auditor. The external auditor shall report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace the external auditor (or to nominate the external auditor to be proposed for stockholder approval in any proxy statement).

•
Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the external auditor.

•
Resolve disagreements between management and the external auditor regarding financial reporting.

•
Prepare annually a report of the Audit Committee for inclusion in the Company's annual proxy statement. The report shall include information required by the Securities and Exchange Commission (the "SEC"), including a copy of the Audit Committee charter at least every three years.

•
Discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

•
Review reports from management, the external auditor and internal audit regarding legal and regulatory matters that may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

•
Discuss with management, the external auditor and internal audit the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

•
Regularly report Audit Committee actions to the Board with such recommendations as the Audit Committee may deem appropriate.

•
Review the Audit Committee's own performance annually.

•
Review the Audit Committee's charter annually and update when appropriate.

•
The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Audit Committee shall meet periodically with management, the internal auditor, and the external auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company, or the Company's outside legal counsel or external auditor to attend the meeting.

•
Minutes of each meeting are to be prepared and sent to Audit Committee members and the directors who are not members of the Audit Committee. If the secretary or assistant secretary of the Company has not taken the minutes, they should be sent to him or her for permanent filing.

Financial Statements and Disclosure Matters

•
Review and discuss the financial statements with management and the external auditor, including:

*
Interim financial statements

*
Annual financial statements

*
External auditor's opinion

*
Disclosures made in management's discussion and analysis and other sections of the report

*
Earnings press releases and earnings guidance provided to analysts and rating agencies

•
Recommend to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K.

•
Review and discuss reports from the external auditor on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor; (c) other material written communications between the external auditor and management, such as any management letter or schedule of unadjusted differences, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

•
Discuss with management and the external auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

•
Review any disclosures made to the Audit Committee by the Company's CEO and CFO regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the External Auditor

•
Review and evaluate the experience and qualifications of the lead partner of the external auditor.

•
Obtain and review a report from the external auditor at least annually regarding (a) the external auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the external auditor and the Company.

•
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

•
Make recommendations to the Board regarding the Company's hiring of employees or former employees of the external auditor who were engaged on the Company's account or participated in any capacity in the audit of the Company.

•
Meet with the external auditor prior to the audit to discuss the scope, approach and staffing of the audit.

•
Engage in dialogue with and obtain statements from the external auditor to assure that the external auditor remains independent and that the Audit Committee takes appropriate action when and as necessary to assure the external auditor's independence.

•
Review the performance of the external auditor.

Oversight of the Company's Internal Audit Function

•
Review the appointment and replacement of the senior internal audit executive.

•
Ensure there are no unjustified restrictions or limitations on internal audit.

•
Review the significant reports to management prepared by internal audit and management's responses, including the timetable for implementation of the recommendations to correct weaknesses in internal controls.

•
Discuss with the external auditor, management and the senior internal audit executive the budget and staffing of internal audit responsibilities, and any recommended changes in the planned scope of internal audit.

•
Review the effectiveness of the internal audit function.

Compliance Oversight Responsibilities

•
Obtain from the external auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 (regarding discovery of illegal acts) has not been implicated.

•
Obtain reports from management, the Company's senior internal audit executive and the external auditor with respect to applicable legal requirements and the Company's code of business conduct and ethics.

•
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•
Discuss with management and the external auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

•
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Membership

The membership of the Audit Committee shall consist of at least three independent members of the Board who shall serve at the pleasure of the Board, as such independence is defined by the New York Stock Exchange listing requirements, the Sarbanes-Oxley Act of 2002, and rules and regulations of the SEC. Each member of the Audit Committee must be financially astute, and, unless otherwise disclosed in compliance with applicable rules, at least one member shall be a financial expert as defined by the SEC. Audit Committee members shall be designated by the Board. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditor. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Audit Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules, and the Audit Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

EXHIBIT B

ALLIANCE DATA SYSTEMS CORPORATION

2003 LONG-TERM INCENTIVE PLAN

        1.    PURPOSE. The purpose of this 2003 Long-Term Incentive Plan (the "Plan") of Alliance Data Systems Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers, other key employees, directors and consultants of and service providers to the Company and its Affiliates, and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

        2.    DEFINITIONS. For purposes of the Plan, the following additional terms shall be defined as set forth below:

          (a)  "Affiliate" means any entity that either has a direct or indirect equity interest in the Company or with respect to which the Company holds an equity interest; provided, that, with respect to ISOs, the term shall only mean "parent corporation" and "subsidiary corporation" as defined in Sections 424(e) and 424(f) of the Code, respectively.

          (b)  "Award" means either a Nonqualified Stock Option, an ISO, or Restricted Stock.

          (c)  "Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

          (d)  "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (e)  "Board" means the Board of Directors of the Company.

          (f)    "Cause" means, if the Participant is a party to an employment agreement or agreement for services with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement or definition exists, it shall mean a Participant's (i) material breach of any of such Participant's covenants or obligations under any applicable employment agreement or agreement for services or non-compete agreement; (ii) continued failure after written notice from the Company or any applicable Affiliate to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of such Participant's superiors, including, without limitation, the Board; (iii) commission of a crime constituting a felony (or its equivalent) under the laws of any jurisdiction in which the Company or any applicable Affiliate conducts its business or other crime involving moral turpitude; or (iv) material violation of any material law or regulation or any policy or code of conduct adopted by the Company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the Company or of an Affiliate. The Board or Committee, in good faith, shall determine all matters and questions relating to whether a Participant has been discharged for Cause.

          (g)  "Change in Control" means one of the following events: (i) the merger, consolidation or other reorganization of the Company in which its outstanding common stock, $0.01 par value, is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash, or other property, (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company), (iii) the adoption by the stockholders of the Company of a plan of liquidation and dissolution, (iv) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person or entity other than (x) Welsh Carson Anderson & Stowe partnerships and partners or (y) Limited Brands, Inc. and its affiliates, including without limitation a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (whether or not such Act is then applicable to the Company), of beneficial ownership, as contemplated by such Section, of more than twenty percent (20%) (based on voting power) of the Company's outstanding capital stock and such person, entity or group either has, or either publicly or by written notice to the Company states an intention to seek, a representative member on the Board, (v) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person, entity or group other than (x) Welsh Carson Anderson & Stowe partnerships and partners or (y) Limited Brands, Inc. and its affiliates, of beneficial ownership of more than thirty percent (30%) (based on voting power) of the Company's outstanding capital stock, or (vi) as a result of or in connection with a contested election of directors, the persons who were the directors of the Company before such election shall cease to constitute a majority of the Board.

          (h)  "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

          (i)    "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. Any such Committee that is authorized to grant Awards to Participants subject to Section 16 of the Exchange Act (a "Section 16 Committee") shall, to the extent necessary to comply with Rule 16b-3, be comprised of two or more "nonemployee directors" within the meaning of Rule 16b-3 or shall constitute the entire Board, and any such Committee that is authorized to grant Awards to executive officers of the Company (which may or may not be the same Committee as the Section 16 Committee) shall, to the extent necessary to comply with Section 162(m) of the Code, and to the extent that such Awards are intended to be "performance-based" under Section 162(m) of the Code, be comprised of two or more "outside directors" within the meaning of Section 162(m) (a "Section 162(m) Committee"); provided, however, that no director who is also an employee of the Company may sit on any Committee (other than the full Board when it is sitting as the Section 16 Committee).

          (j)    "Disability" means: (a) in the case of a Participant whose employment or service is subject to the terms of an employment or other agreement, which agreement includes a definition of "Disability," the definition therein contained; or (b) the term "Disability" as used in any applicable long-term disability plan, if any; or (c) if there is no such agreement or plan, it shall mean a physical or mental infirmity which impairs the Participant's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

          (k)  "Effective Date" means the date that the Plan has been adopted by the Board subject to approval by stockholders.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

          (m)  "Fair Market Value" means with respect to any date that the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the average of the high and low price per share of the Stock on that date as reported in the WALL STREET JOURNAL (or other reporting service approved by the Committee); provided, however, that with respect to Stock that is not listed on a national securities exchange or quoted in an interdealer quotation system and with respect to other property, the Fair Market Value of such Stock or other property shall be determined in good faith by such methods or procedures as shall be established from time to time by the Committee.

          (n)  "Good Reason" means, if the Participant is a party to an employment agreement or agreement for services with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition therein contained, or, if no such agreement or definition exists, it shall mean the occurrence of any of the following events, in each case without the Participant's consent: (i) lessening of the Participant's responsibilities; (ii) a reduction in the Participant's annual base salary; or (iii) the Company's requiring the Participant to be based anywhere other than within fifty (50) miles of the Participant's place of employment at the time of the grant of an Option or Award, except for reasonably required travel to an extent substantially consistent with the Participant's business travel obligations.

          (o)  "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

          (p)  "Nonqualified Stock Option" means an Option that is not an ISO.

          (q)  "Option" means either an ISO or a Nonqualified Stock Option.

          (r)  "Participant" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

          (s)  "Performance Shares" means shares of Stock subject to any of the performance goals set forth in Section 7(b) hereof.

          (t)    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (u)  "Retirement" means an employee's termination of employment at or after "normal retirement age" as such term is defined in the qualified plan sponsored by the Company or any Affiliate with respect to which such employee is entitled to participate.

          (v)  "Restricted Stock" means an Award of Stock subject to forfeiture if the restrictions with respect to such Stock do not lapse.

          (w)  "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (x)  "Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4 hereof.

          (y)  "Ten-Percent Stockholder" means a Participant, who, at the time an ISO is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a "parent" or "subsidiary" (as such terms are defined in Section 6(b)(3) hereof).

        3.    ADMINISTRATION.

          (a)  AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

    (i)
    to select persons to whom Awards may be granted;

    (ii)
    to determine the type or types of Awards to be granted to each such person;

    (iii)
    to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(b) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

    (iv)
    to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

    (v)
    to prescribe the form of each Agreement, which need not be identical for each Participant;

    (vi)
    to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

    (vii)
    to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Agreement or other instrument hereunder; and

    (viii)
    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

          (b)  MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law. Notwithstanding the foregoing, the Board may delegate, by a resolution adopted by the Board, authority to one or more officers of the Company to do one or both of the following: (i) designate the officers and employees of the Company or any of its Subsidiaries who shall be granted Awards under the Plan, and (ii) determine the number of shares subject to the Awards to be granted to such officers and employees; provided, however, that said Board resolution shall specify the total number of shares that may be subject to Awards that shall be granted by such officer or officers, shall include the terms of the Awards, and shall specify either the exercise or purchase price of the Options or Restricted Stock, as the case may be, or the formula for determining such exercise or purchase price. The Board may not authorize any officer to designate himself or herself as a recipient of any Award hereunder.

          (c)  LIMITATION OF LIABILITY. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

        4.    STOCK SUBJECT TO PLAN.

          (a)  AMOUNT OF STOCK RESERVED. The total amount of Stock that may be delivered pursuant to Awards granted under the Plan shall not exceed 6,000,000 shares of Stock. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 6,000,000, subject in each case to adjustment as provided in Section 4(c), and the number of shares that may be delivered as Restricted Stock shall not in the aggregate exceed 6,000,000, provided, however, that shares subject to Awards shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant, and to the extent that the exercise price of an Option is paid in previously owned shares of Stock, only the net number of shares delivered to the Participant shall be subtracted from the aggregate number of shares available for grant hereunder. Further, to the extent that an Award is only to be paid in cash or is paid in cash, any shares of Stock subject to such Award shall again be available for the grant of an Award. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant's account.

          (b)  ANNUAL PER-PARTICIPANT LIMITATIONS. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 2,000,000 shares of Stock, subject to adjustment as provided in Section 4(c).

          (c)  ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for the ISOs and Restricted Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to ISOs to the extent that such authority would cause the Plan to fail to comply with Section 422 of the Code, and no such adjustment shall be authorized with respect to Awards subject to Section 7(b) to the extent that such authority would cause such Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m)(4)(C) of the Code.

        5.    ELIGIBILITY. Officers, employees, consultants and directors of the Company and its Affiliates are eligible to be granted Awards under the Plan.

        6.    SPECIFIC TERMS OF AWARDS.

          (a)  GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant.

          (b)  OPTIONS. The Committee is authorized to grant Options on the following terms and conditions:

            (i)    EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, with respect to ISOs, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and further PROVIDED, that the exercise price per share shall not be less than 110% of the Fair Market Value on the date of grant in the case of an ISO granted to a Ten-Percent Stockholder.

            (ii)  TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The purchase price of Stock acquired pursuant to the exercise of an Option shall be paid either: (i) in cash at the time of purchase; (ii) with shares of vested Stock held by the Participant at least six months prior to the exercise, (iii) through such "cashless exercise" procedure that is acceptable to the Committee in its full discretion, to the extent such procedure does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; or (iv) subject to applicable law, in any other form of legal consideration that may be acceptable to the Committee in its discretion.

            (iii)  ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date of the Plan. An ISO shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an ISO granted to a Ten-Percent Stockholder). An Option shall be treated as an ISO only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares with respect to which all ISOs held by a Participant (under the Plan and all other plans of the Company, its "parent corporation" or "subsidiary corporation" (as such terms are defined under Sections 424(e) and 424(f) of the Code, respectively)), become exercisable for the first time during any calendar year does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. To the extent this limitation is exceeded, an Option shall be treated as a Nonqualified Stock Option regardless of its designation as an ISO. Should any ISO remain exercisable more than three months after employment terminates for any reason other than Disability or death, or more than one year after employment terminates if employment terminates due to Disability, the Option shall immediately be converted to a Nonqualified Stock Option; provided, however, that if the Disability causing a Participant's termination of employment does not fit within the definition of "disability" under Section 422(c)(6) of the Code, the Option shall convert into a Nonqualified Stock Option three months after termination of employment although it will remain outstanding for one year after termination of employment. The Company shall have no liability in the event it is determined that any Option intended to be an ISO fails to qualify as such, whether such failure is a result of the Participant's disposition of shares purchased under the Option prior to the later of two years from the date of grant of the Option or one year from the date of transfer of the purchased shares to the Participant, the terms of this Plan or any governing Agreement or any other action or inaction by the Company or any Participant.

            (iv)  TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

              (A)  CESSATION OF VESTING. Unless otherwise determined by the Committee at the time of grant or thereafter, or as otherwise provided in this Plan, any unvested portion of any outstanding Option held by a Participant at the time of termination of employment or other service will be forfeited upon such termination; in addition, an Agreement may provide that such Option will continue vesting upon termination of employment or other service as long as the Participant continues employment or service with the Company or an Affiliate in another capacity.

              (B)  CESSATION OF EXERCISABILITY. Except as provided in Paragraphs C, D and E of this Section 6(b)(iv) or as otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant's employment or other service with the Company and its Affiliates, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the Option term or the last day of the 30-day period following such termination of employment or other service.

              (C)  RETIREMENT. Unless otherwise determined by the Committee at the time of grant or thereafter, if an employee who is a Participant terminates employment due to Retirement, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the Option term or the last day of the one-year period following such Retirement.

              (D)  DEATH OR DISABILITY. Unless otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant's employment or other service with the Company and its Affiliates due to death or Disability, such Participant may exercise the vested portion of any outstanding Option until the earlier of the last day of the Option term or the last day of the one-year period following such termination of employment or other service.

              (E)  TERMINATION BY THE COMPANY OR AN AFFILIATE FOR CAUSE. Unless otherwise determined by the Committee at the time of grant or thereafter, upon termination of a Participant's employment or other service with the Company and its Affiliates due to Cause, both the vested and unvested portions of any outstanding Option held by such Participant shall immediately be forfeited and shall no longer be exercisable.

            (v)  PERFORMANCE-BASED OPTIONS. All Options granted hereunder with a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant shall be deemed to have been intended to be "qualified performance-based compensation" as long as such Option has been granted by a Section 162(m) Committee. In addition, an Option may also qualify as "performance-based" if vesting is subject to the attainment of any of the performance goals set forth in Section 7(b) hereof and such Option has been granted by a Section 162(m) Committee.

          (c)  RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock on the following terms and conditions ("Restricted Stock"), including those with respect to which the restrictions lapse upon the achievement of performance goals under Section 7(b) hereof ("Performance Shares"):

            (i)    GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including those set forth in Section 7(b)), in such installments, or otherwise, as the Committee may determine. A Participant granted Restricted Stock or Performance Shares shall have such stockholder rights as may be set forth in the applicable Agreement, including, for example, the right to vote the Restricted Stock or Performance Shares, and the right to receive dividends thereon.

            (ii)  FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock and Performance Shares that are at that time subject to restrictions shall be forfeited and shall become available for grant again by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes; provided, however, that no such determinations shall be made with respect to an Award of Performance Shares after the grant thereof if the Committee's discretion to make such determination shall result in the Award not being qualified as performance-based pursuant to Section 7(b) hereof and Section 162(m) of the Code.

            (iii)  CERTIFICATES FOR STOCK. Restricted Stock and Performance Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock and Performance Shares are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock or Performance Shares.

            (iv)  DIVIDENDS. Any dividends that may be paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee. An Award of Performance Shares shall provide that dividends shall only be payable with respect to such Award at such time and under such conditions that payment thereof will not cause the Award or payment of the Dividends to qualify as performance-based compensation pursuant to Section 7(b) hereof and Section 162(m) of the Code.

        7.    CERTAIN PROVISIONS APPLICABLE TO AWARDS

          (a)  TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of its grant (or, in the case of any ISO, such shorter period as may be applicable under Section 422 of the Code).

          (b)  PERFORMANCE-BASED AWARDS. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(b), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this Section 7(b) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(b). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(b) shall be selected exclusively from among the following:

    (1)
    Annual return on capital;

    (2)
    Net earnings;

    (3)
    Annual earnings per share;

    (4)
    Cash earnings per share;

    (5)
    Annual cash flow provided by operations;

    (6)
    Changes in annual revenues;

    (7)
    Earnings before interest, taxes, depreciation and amortization ("EBITDA");

    (8)
    Funds from operations;

    (9)
    Funds from operations per share;

    (10)
    Operating income;

    (11)
    Pre or after tax income;

    (12)
    Cash available for distribution;

    (13)
    Cash available for distribution per share;

    (14)
    Return on equity;

    (15)
    Return on assets;

    (16)
    Share price performance;

    (17)
    Improvements in the Company's attainment of expense levels;

    (18)
    Implementation or completion of critical projects including, but not limited to, new product development;

    (19)
    Level of associate satisfaction; and

    (20)
    Improvement in cash-flow or (before or after tax) earnings and/or attainment of strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

        The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Except with respect to Options that vest over time rather than upon the achievement of performance criteria, the Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(b), which discretion may be exercised if, in the judgment of the Committee, other subjective factors warrant such a reduction. Under no circumstances may the Committee exercise its discretion to increase the amount of a payout. All determinations by the Committee as to the achievement of performance objectives shall be in writing, and no Award that has been designated as "performance-based" may be paid out unless the Committee has specified in writing that the objectives have been met; provided that no such written determination must be made with respect to Options that have an exercise price equal to the Fair Market Value of the covered shares on the date of grant and vest over time rather than upon achievement of performance criteria. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(b).

          (c)  CHANGE IN CONTROL.

              (i)    GENERAL. In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting and/or the lapse of restrictions with respect to any or all Awards granted hereunder, and may require that any and all vested Options be cancelled irrespective of whether the exercise price of such Options is greater than the Fair Market Value of shares covered by such Options. In the event of any such cancellation, if the exercise price of such Options is less than the Fair Market Value of the shares covered by such Options (the "Spread"), the Committee must provide either that (a) any such cancelled Options shall be deemed automatically exercised or (b) the affected Participants shall receive in cash, property, shares or a combination thereof, an amount equal to the value of the Spread. If an Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, such Award shall automatically vest or the restrictions with respect to such Award shall lapse prior to the Change in Control at a time designated by the Committee. Notwithstanding any other provision of the Plan or any Agreement, no cancellation pursuant to this provision shall be deemed an action that materially impairs the rights of any Participant under any outstanding Award, and no Participant consent shall be required with respect to the cancellation of any Award under this provision including but not limited to Awards that qualify as ISOs.

              (ii)  TERMINATION FOLLOWING A CHANGE IN CONTROL. Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Committee in an Agreement, all conditions and restrictions relating to an Award, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring the continued performance of services or the achievement of performance objectives with respect to the exercisability or settlement of such Award, shall immediately lapse upon a termination of employment or service by the Company without Cause or by a Participant for Good Reason within twelve months after a Change in Control, and any such Award that is an Option shall remain outstanding until the earlier of the last day of the term of such Option, or the end of the last day of the one-year period following such termination.

          (d)  CLAWBACK. Notwithstanding anything in the Plan or any Agreement to the contrary, in the event that a Participant or former Participant breaches any nonsolicitation agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (a) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of, or lapse of restrictions with respect to, an Award, require such Participant or former Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such Award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant or former Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.

        8.    GENERAL PROVISIONS.

          (a)  COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

          (b)  LIMITATIONS ON TRANSFERABILITY. No Option shall be transferable by a Participant other than by will or by the laws of descent and distribution or, in the case of an Option other than an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth at the time of grant (but not thereafter), in the Agreement evidencing an Option (other than an ISO), that the Option may be transferred to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Until all restrictions upon the shares of Restricted Stock awarded to a Participant shall have lapsed or such other Awards shall have vested, shares subject to such Awards shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated, and shall not be subject to the claims of creditors.

          (c)  NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time.

          (d)  TAXES. At such times as a Participant recognizes taxable income in connection with the receipt of shares or cash hereunder (a "Taxable Event"), the Participant shall pay to the Company in cash an amount that is at least equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the"Withholding Taxes") prior to the issuance, or release from escrow, of such shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to a Participant an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes, and, if administratively feasible, the Company may, at a Participant's request, deduct additional cash for payment of any taxes in excess of the Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Participant, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to, but not in excess of, the Withholding Taxes.

          (e)  CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of any Participant with respect to any outstanding Award without the consent of such Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Agreement relating thereto; provided, however, that, except as specifically permitted under the Plan, no such action may materially impair the rights of a Participant with respect to any outstanding Award without the consent of such Participant. Notwithstanding this Section 8(e) or any other provision of the Plan, (i) no Option granted hereunder may be "repriced" at a lower exercise price, (ii) no modification or amendment of any outstanding Option (including the cancellation of such Option for a new Option at a lower exercise price) is permitted hereunder if such modification or amendment would qualify as a "repricing," and (iii) except with respect to accelerations and cancellations that are effected pursuant to Section 7(c) and 7(d) of the Plan, (A) no Award that is intended to be "performance-based" may be amended or modified if such amendment or modification would cause such Award to lose its qualification as "performance-based," and (B) no term of any ISO may be changed or modified without the consent of the Participant if such change or modification would cause the ISO to fail to qualify as such.

          (f)    NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

          (g)  UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.

          (h)  NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          (i)    NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j)    COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that certain employee Options and Performance Shares subject to Section 7(b) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, if any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives. Unless otherwise stated in the applicable Agreements, all Options granted hereunder to the Chief Executive Officer of the Company and the next five most highly paid officers of the Company are intended to be "performance-based."

          (k)  GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

          (l)    EFFECTIVE DATE; PLAN TERMINATION. This Plan shall become effective on the Effective Date, subject to subsequent stockholder approval. The Plan shall terminate on the day preceding the fifth anniversary of the Effective Date and no Award may be granted thereafter; provided, however, that the Board shall have the right to earlier terminate the Plan provided that no such termination shall: (i) impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, or (ii) deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan.

          (m)  ELECTRONIC TRANSMISSION. Notwithstanding any provision of this Plan to the contrary, at such time as the Company institutes a policy for delivery of notice or Award by e-mail, any written Award or notice referred to herein may be given in accordance with such policy.

DETACH HERE ZADS62

ALLIANCE DATA SYSTEMS CORPORATION ANNUAL MEETING OF STOCKHOLDERS Tuesday, June 10, 2003 Alliance Data Systems Corporation	proxy

This Proxy is solicited by the Board of Directors of Alliance Data Systems Corporation for use at the Annual Meeting on June 10, 2003

By signing this proxy, you revoke all prior proxies and appoint Edward J. Heffernan and Michael D. Kubic, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your account on April 14, 2003 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Heffernan and Mr. Kubic are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.
See reverse for voting instructions.

ALLIANCE DATA SYSTEMS CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/ads		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

-------------------------------------------------------------------------------------------------------------------------------------

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                                                     ZADS61

☒	Please mark votes as in this example.
The Board of Directors Recommends a Vote FOR Item 1.			The Board of Directors Recommends a Vote FOR Item 2.
					FOR	AGAINST	ABSTAIN
1.	Election of Directors:		2.	2003 Long Term Incentive Plan.	☐	☐	☐
	Nominees: (01) (02)	Robert A. Minicucci J. Michael Parks
	FOR ALL	WITHHOLD ALL
☐	☐	IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

FOR ALL EXCEPT	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided above.)
Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature: Date: Signature: Date:

ALLIANCE DATA SYSTEMS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 10, 2003

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on June 10, 2003. Additional information about Alliance Data Systems Corporation and the matters to be voted on are included in our Proxy Statement and 2002 Annual Report.

ALLIANCE DATA SYSTEMS CORPORATION	proxy

PROXY VOTING CARD IN CONNECTION WITH THE ADS STOCK FUND IN THE ALLIANCE DATA SYSTEMS CORPORATION 401(k) AND RETIREMENT SAVINGS PLAN
This proxy is solicited on behalf of the Board of Directors of Alliance Data Systems Corporation.

Shown on the reverse side of this proxy card are the number of shares of Alliance Data Systems Corporation stock, if any, beneficially held by you in the ADS Stock Fund portion of your 401(k) and Retirement Savings Plan as of April 14, 2003. The number of shares held in the ADS Stock Fund were provided by The Frank Russell Trust Company.

By completing and mailing this card in time for delivery before June 5, 2003, you will have voted all of your shares held in the ADS Stock Fund. If you own Alliance Data Systems Corporation shares outside of these plans, you will receive separate proxy materials that you should complete and return in the envelope provided with those materials.

Voting Authorization for ADS Stock Fund - I hereby appoint The Frank Russell Trust Company, as proxy, with the power to appoint its substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Alliance Data Systems Corporation beneficially held by me in the ADS Stock Fund on April 14, 2003, at the Annual Meeting of Stockholders of Alliance Data Systems Corporation to be held on June 10, 2003, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this proxy card. With respect to the ADS Stock Fund shares, this proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this proxy will not be voted.

(continued, and to be signed and dated, on the reverse side)

DETACH HERE ZAD472
ALLIANCE DATA SYSTEMS CORPORATION	proxy

This proxy is solicited by the Board of Directors of Alliance Data Systems Corporation for use at the Annual Meeting on June 10, 2003

By signing this proxy, you revoke all prior proxies and appoint The Frank Russell Trust Company, having the full power to appoint its substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your ADS Stock Fund account on April 14, 2003 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. The Frank Russell Trust Company will only vote shares as directed and will not vote those for which no direction is received. All voting instructions must be received by the close of business on June 5, 2003 in order to be included in the tabulation.
See reverse for voting instructions.

ALLIANCE DATA SYSTEMS CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/ads		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                                                     ZAD471

☒	Please mark votes as in this example.
The Board of Directors Recommends a Vote FOR Item 1.					The Board of Directors Recommends a Vote FOR Item 2.
							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	2003 Long Term Incentive Plan.	☐	☐	☐
	Nominees:	(01) (02)	Robert A. Minicucci J. Michael Parks
		FOR ALL	☐ ☐	WITHHOLD ALL	IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.
	FOR ALL EXCEPT	☐
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided above.)
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature: Date: Signature: Date:

QuickLinks

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2003
PROXY STATEMENT 2003 Annual Meeting of Stockholders To be Held on June 10, 2003
PROPOSAL ONE: ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES
REPORT OF THE AUDIT COMMITTEE
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TWO: 2003 LONG TERM INCENTIVE PLAN
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INCORPORATION BY REFERENCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
EXHIBIT A
EXHIBIT B